UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

ENERGOUS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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3590 North First Street, Suite 210

San Jose, California 95134

   May 1, 2023

You are cordially invited to attend the 2023 annual meeting of stockholders of Energous Corporation to be held at 10:00 a.m., Pacific Time, on Wednesday, June 14, 2023. The meeting will be held virtually at www.virtualshareholdermeeting.com/WATT2023, where you will be able to listen to the meeting live, submit questions, and vote. We believe that holding the meeting virtually is an important step to enhancing accessibility to our annual meeting and reducing the carbon footprint of our activities.

We look forward to your attending either virtually or by proxy. Further details regarding the matters to be acted upon at this meeting appear in the accompanying Notice of 2023 Annual Meeting of Stockholders and Proxy Statement. Please give these materials your careful attention.

Very truly yours,

Reynette Au
Chair of the Board of Directors

ENERGOUS CORPORATION

3590 North First Street, Suite 210

San Jose, California 95134

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 14, 2023

To the Stockholders of Energous Corporation:

NOTICE IS HEREBY GIVEN that the 2023 Annual Meeting of Stockholders of Energous Corporation, a Delaware corporation, will be held on Wednesday, June 14, 2023 at 10:00 a.m., Pacific Time. The meeting will be held virtually at www.virtualshareholdermeeting.com/WATT2023, where you will be able to listen to the meeting live, submit questions, and vote:

•	To elect six members of the Board of Directors (Proposal 1);
•	To ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2023 (Proposal 2);
•	To approve, by a non-binding advisory vote, the compensation paid by us to our named executive officers, commonly referred to as a “Say on Pay” vote (Proposal 3);
•

To approve an amendment and restatement of our 2013 Equity Incentive Plan (“2013 Plan”) that will increase the total number of shares of common stock available for issuance thereunder, as described further herein (Proposal 4);

•

To approve an amendment and restatement of our Employee Stock Purchase Plan (“ESPP”) that will increase the total number of shares of common stock available for issuance thereunder, as described further herein (Proposal 5);

•	To approve an amendment to our second amended and restated certificate of incorporation, as amended, to effect a reverse stock split by a ratio not to exceed 1-for-20; (Proposal 6)
•

To approve, if and only if Proposal 6 is approved and implemented, an amendment to our second amended and restated certificate of incorporation, as amended, to effectively increase the number of authorized shares of common stock (Proposal 7); and

•	To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

Only Energous stockholders of record at the close of business on April 17, 2023, the record date for the meeting fixed by the Board of Directors, are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

By Order of the Board of Directors,

Reynette Au
Chair of the Board of Directors

San Jose, California

May 1, 2023

PROXY STATEMENT

TABLE OF CONTENTS

Page
INFORMATION ABOUT SOLICITATION AND VOTING	5

GENERAL INFORMATION ABOUT THE ANNUAL MEETING	5

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS	11

PROPOSAL 1 — ELECTION OF DIRECTORS	16

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	20

PROPOSAL 3 – ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	21

PROPOSAL 4—APPROVAL OF AMENDMENT AND RESTATEMENT OF THE 2013 EQUITY INCENTIVE PLAN	22

PROPOSAL 5—APPROVAL OF AMENDMENT AND RESTATEMENT TO ENERGOUS CORPORATION EMPLOYEE STOCK PURCHASE PLAN	31

PROPOSAL 6—APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT BY A RATIO NOT TO EXCEED 1-FOR-20	35

PROPOSAL 7—APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT AN EFFECTIVE INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK	42

EQUITY COMPENSATION PLAN INFORMATION	45

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	46

EXECUTIVE OFFICERS	47

EXECUTIVE COMPENSATION	48

PAY VERSUS PERFORMANCE	52

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	56

REPORT OF THE AUDIT COMMITTEE	57

ADDITIONAL INFORMATION	58

OTHER BUSINESS	59

APPENDIX A	60

APPENDIX B	85

APPENDIX C	95

3590 North First Street, Suite 210

San Jose, California 95134

INFORMATION ABOUT SOLICITATION AND VOTING

The Board of Directors (the “Board” or “Board of Directors”) of Energous Corporation (the “Company,” “Energous,” “we,” “us” or “our”) is providing these materials to you in connection with our 2023 annual meeting of stockholders (the “Annual Meeting”), which will take place on Wednesday, June 14, 2023 at 10:00 a.m., Pacific Time. The Annual Meeting will be held virtually at www.virtualshareholdermeeting.com/WATT2023, where you will be able to listen to the meeting live, submit questions, and vote. We believe that holding the Annual Meeting virtually is an important step to enhancing accessibility to the meeting and reducing the carbon footprint of our activities. This proxy statement and the accompanying notice and form of proxy are expected to be first sent to stockholders on or about May 3, 2023.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Why am I receiving these materials?

You have received these materials because our Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide you under Securities and Exchange Commission (“SEC”) rules and is designed to assist you in voting your shares.

What is a proxy?

Our Board of Directors is asking for your proxy, meaning that you authorize persons selected by the Board to vote your shares at the Annual Meeting in the way that you instruct. All shares represented by valid proxies received before the Annual Meeting will be voted in accordance with the stockholder’s specific voting instructions.

What is included in these materials?

These materials include:

•	the Notice of Annual Meeting of Stockholders;
•	the Proxy Statement for the Annual Meeting; and
•	the 2022 Annual Report to Stockholders, which consists of our Annual Report on Form 10-K for the year ended December 31, 2022.

If you received a paper copy of these materials by mail, the proxy materials also include a proxy card, or a voting instruction form for the Annual Meeting. If you received a “Notice of Internet Availability of Proxy Materials” (described below) instead of a paper copy of the proxy materials, see the section titled “Voting Information” below for information regarding how you can vote your shares.

What items will be voted on at the Annual Meeting?

There are seven proposals scheduled to be voted on at the Annual Meeting:

•	to elect six director nominees nominated by our Board of Directors;
•	to ratify the appointment of Marcum LLP (“Marcum”) as our independent registered public accounting firm for the fiscal year ending December 31, 2023;

•	to approve, by a non-binding advisory vote, the compensation paid by us to our named executive officers;
•	to approve an amendment and restatement of our 2013 Equity Incentive Plan that will increase the total number of shares of common stock available for issuance thereunder, as described further herein;
•	to approve an amendment and restatement of our ESPP that will increase the total number of shares of common stock available for issuance thereunder, as described further herein;
•

to approve an amendment to our second amended and restated certificate of incorporation, as amended (“certificate of incorporation”), to effect a reverse stock split by a ratio not to exceed 1-for-20; and

•

to approve, if and only if the reverse stock split amendment is approved and implemented, an amendment to our certificate of incorporation to effectively increase the number of authorized shares of common stock.

The Board is not aware of any other matters to be brought before the Annual Meeting. If other matters are properly raised at the meeting, the proxy holders are authorized to vote in their discretion any shares that they represent by proxy.

What are the Board’s voting recommendations?

The Board recommends that you vote your shares:

•	FOR each of the nominees to the Board of Directors presented in this proxy statement (Proposal 1);
•	FOR the ratification of the appointment of Marcum as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal 2);
•	FOR the approval, on a non-binding advisory basis, of the compensation paid by us to our named executive officers (Proposal 3);
•

FOR the approval of an amendment and restatement of our 2013 Plan that will increase the total number of shares of common stock available for issuance thereunder, as described further herein (Proposal 4);

•      FOR the approval of an amendment and restatement of our ESPP that will increase the total number of shares of common stock available for issuance thereunder, as described further herein (Proposal 5);

•      FOR the approval of an amendment to our certificate of incorporation to effect a reverse stock split by a ratio not to exceed 1-for-20 (Proposal 6); and

•      FOR the approval of an amendment to our certificate of incorporation to effect an effective increase in the number of authorized shares of common stock (Proposal 7).

No director, nominee for election as a director, or executive officer of the Company has any substantial interest in any matter to be voted upon, other than (i) with respect to Proposal 1, each of the nominees named therein has an interest with respect to his or her respective election to office, (ii) with respect to Proposal 4, the directors, nominees and executive officers have an interest by virtue of their being eligible to receive equity grants under the 2013 Plan, (iii) with respect to Proposal 5, the executive officers have an interest by virtue of their being eligible to purchase shares under the ESPP, and (iv) with respect to Proposal 6, the directors, nominees and executive officers have an interest to the extent of their ownership in shares of our common stock and securities convertible or exercisable for common stock.

Who may participate in the Annual Meeting?

This year’s Annual Meeting will take place virtually. We believe that holding the Annual Meeting virtually is an important step to enhancing accessibility to the meeting and reducing the carbon footprint of our activities. We have designed the format of the Annual Meeting to ensure that our stockholders who attend the Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You are entitled to attend and participate in the Annual Meeting only if you were a stockholder of record as of the close of business on April 17, 2023, if you hold a valid proxy for the meeting, or if you are our invited guest. To be admitted to the Annual

Meeting at www.virtualshareholdermeeting.com/WATT2023, you must enter the 16-digit control number found on your proxy card or other proxy materials. If you do not have a control number, please contact the brokerage firm, bank, dealer, or other similar organization that holds your account as soon as possible so that you can be provided with a control number.

When is the record date and who is entitled to vote?

The Board of Directors set April 17, 2023 as the record date for the Annual Meeting. All record holders of Energous common stock as of the close of business on that date are entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote. As of the April 17, 2023, there were 91,033,552 shares of common stock outstanding.

What is a stockholder of record?

A stockholder of record, or registered stockholder, is a person whose ownership of Energous stock is reflected directly on the books and records of our transfer agent, EQ Shareowner Services. If you hold stock through an account with a bank, broker or similar organization, you are considered the beneficial owner of shares held in “street name” by that institution and not a stockholder of record. For shares held in street name, the stockholder of record is the bank, broker or similar organization. We only have access to ownership records for the registered shares. If you are not a stockholder of record, we will require additional documentation to evidence your stock ownership as of the record date, such as a copy of your brokerage account statement, a letter from your broker, bank or other nominee or a copy of your notice or voting instruction card. As described below, if you are not a stockholder of record, you will not be able to vote your shares unless you have a proxy from the stockholder of record authorizing you to do so.

How do I vote?

If you are a stockholder of record, you may vote or submit a proxy by any of the following methods:

1.	By Internet—

Before the Annual Meeting—You may authorize the voting of your shares by following the “Vote by Internet” instructions set forth on the Notice or proxy card through 8:59 p.m. Pacific Time on June 13, 2023. You must specify how you want your shares voted or your vote will not be completed, and you will receive an error message.

During the Annual Meeting—You may vote online during the Annual Meeting. You may cast your vote electronically during the Annual Meeting using the 16-digit control number found on your proxy card or other proxy materials and following the instructions at www.virtualshareholdermeeting.com/WATT2023.

2.  By Telephone— You may vote by proxy, by phone, by following the instructions included on the Notice or proxy card through 8:59 p.m. Pacific Time on June 13, 2023.

3. By Mail— Stockholders of record may vote by signing and returning the proxy card included in the postage-paid envelope we have provided and returning it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you are a beneficial owner holding shares in street name, you must also obtain a valid proxy from the stockholder of record authorizing you to vote your shares and vote by following the voting instructions provided to you by your bank or broker.

For questions about your stock ownership or the Annual Meeting, you may contact us through our website at http://www.energous.com/contact/ or, if you are a registered holder, you may contact our transfer agent, EQ Shareowner Services, by email through the EQ Shareowner Services website at https://www.shareowneronline.com/UserManagement/ContactUs.aspx or by toll-free call at +1-800-468-9716.

If you have any questions or require any assistance with completing your proxy, please contact Kingsdale Advisors by telephone (toll-free within North America) at +1-888-518-6799 or (call collect outside North America) at +1-416-867-2272 or by email at contactus@kingsdaleadvisors.com.

How can I change or revoke my vote?

•

Stockholders of record. You may change or revoke your vote by submitting a written notice of revocation to Energous Corporation, c/o Chief Financial Officer, at 3590 North First Street, Suite 210, San Jose, California 95134 at or before 10:00 am Pacific Time, on June 9, 2023, by submitting another properly completed proxy card with a later date, by granting a subsequent proxy by telephone or through the Internet, or by voting online during the Annual Meeting. Your most current proxy card or telephone or Internet proxy is the one that is counted.

•	Beneficial owners of shares held in “street name.” You may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker.

What happens if I do not give specific voting instructions?

Stockholders of record. If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion for any other matters properly presented for a vote at the Annual Meeting.

Beneficial owners of shares held in “street name.” If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote in its discretion on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on that matter with respect to your shares, which is referred to as a “broker non-vote.”

Which ballot measures are considered “routine” or “non-routine”?

The election of directors, approval of the compensation paid to our named executive officers, approval of the amendment and restatement of 2013 Plan and approval of the amendment and restatement of the ESPP are considered to be non-routine matters under applicable rules. Brokers and other nominees cannot vote without stockholder instructions on non-routine matters, so there are likely to be broker non-votes on these proposals. The ratification of the appointment of Marcum as our independent registered public accounting firm for 2023, approval of the amendment of our certificate of incorporation to effect a reverse stock split by a ratio not to exceed 1-for-20 and approval of the amendment of our certificate of incorporation to effectively increase the number of authorized shares of common stock are considered to be routine matters under applicable rules. Brokers or other nominees may generally vote on routine matters, and we do not expect there to be any broker non-votes with respect to such proposals.

What is the quorum for the Annual Meeting?

The presence at the Annual Meeting, virtually or by proxy, of the holders of a majority of the shares of our stock issued and outstanding and entitled to vote at the Annual Meeting is necessary for the transaction of business and a quorum at the Annual Meeting.

What is the voting requirement to approve each of the proposals?

The following are the vote requirements for each proposal:

•	Proposal 1, Election of directors. The six nominees receiving the highest number of votes will be elected as members of our Board.

•

Proposal 2, Ratification of appointment of independent registered public accounting firm. The ratification of the Audit Committee’s appointment of Marcum as our independent registered public accounting firm for 2023 will be approved if the number of votes cast “FOR” the proposal at the Annual Meeting exceeds the number of votes cast “AGAINST” the proposal.

•

Proposal 3, Approval of, by a non-binding advisory vote, the compensation paid by us to our named executive officers. The compensation paid by us to our named executive officers will be approved, on a non-binding advisory basis, if the number of votes cast “FOR” the proposal at the Annual Meeting exceeds the number of votes cast “AGAINST” the proposal.

•

Proposal 4, Approval of an amendment and restatement of our 2013 Plan that will increase the total number of shares of common stock available for issuance thereunder, and effect certain other changes, as described further herein. The amendment of the 2013 Plan will be approved if the number of votes cast “FOR” the proposal at the Annual Meeting exceeds the number of votes cast “AGAINST” the proposal.

•

Proposal 5, Approval of an amendment and restatement of our ESPP that will increase the total number of shares of common stock available for issuance thereunder, as described further herein. The amendment of the ESPP will be approved if the number of votes cast “FOR” the proposal at the Annual Meeting exceeds the number of votes cast “AGAINST” the proposal.

•

Proposal 6, Approval of an amendment to our certificate of incorporation to effect a reverse stock split by a ratio not to exceed 1-for-20. The affirmative vote of the holders of a majority of the shares of outstanding common stock, virtually or by proxy, is required to approve the amendment to our certificate of incorporation to effect a reverse stock split by a ratio not to exceed 1-for-20.

•

Proposal 7, Approval, if and only if the reverse stock split amendment is approved and implemented, an amendment to the Company’s certificate of incorporation to effectively increase the number of authorized shares of common stock. The affirmative vote of the holders of a majority of the shares of outstanding common stock, virtually or by proxy, is required to approve the amendment to our certificate of incorporation to effect an increase in the number of authorized shares of common stock.

None of the proposals, if approved, entitle stockholders to appraisal rights under Delaware law or our charter.

How are broker non-votes, abstentions, and votes to withhold treated?

Broker non-votes and abstentions are counted as present for purposes of determining the existence of a quorum. Broker non-votes and abstentions are not counted as votes cast and therefore will have no effect on Proposals 1 through 5 at the Annual Meeting. With respect to Proposals 6 and 7, abstentions and broker non-votes will have the effect of a vote “Against.”

For Proposal 1, you may vote “For all”, “Withhold all” or vote “For all except” one or more of the director nominees you specify. The six nominees who receive the most “For” votes cast by the holders of shares either present at the Annual Meeting or represented by proxy will be elected to our Board. In an uncontested election, “Withhold” votes will have no effect on the outcome of the proposal and will not prevent a candidate from being elected.

Who pays for solicitation of proxies?

We are paying the cost of soliciting proxies. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to stockholders and obtaining their votes. In addition to soliciting the proxies by mail, certain of our directors, officers and regular employees, without compensation, may solicit proxies personally or by telephone, facsimile and email. We have also retained Kingsdale Advisors, a proxy solicitation firm, to assist in the solicitation of proxies for a fee of approximately $18,500 plus a fee per call made on our behalf in connection with the solicitation of proxies and the reimbursement of out-of-pocket expenses incurred by it on our behalf.

Where can I find the voting results of the Annual Meeting?

We will announce the results of voting at the Annual Meeting in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

What is the deadline to propose actions for consideration or to nominate individuals to serve as directors at the 2024 annual meeting of stockholders?

Requirements for Stockholder Proposals to Be Considered for Inclusion in the Proxy Materials for the 2024 Annual Meeting of Stockholders. Stockholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2024 annual meeting of stockholders must be received no later than January 2, 2024. In addition, all proposals will need to comply with Rule 14a-8 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals must be delivered to our Chief Financial Officer at 3590 North First Street, Suite 210, San Jose, California 95134.

Requirements for Stockholder Proposals to Be Brought Before the 2024 Annual Meeting of Stockholders. Notice of any director nomination or other proposal that you intend to present at the 2024 annual meeting of stockholders, but do not intend to have included in the proxy statement and form of proxy relating to the 2024 annual meeting, must be delivered to our Chief Financial Officer at 3590 North First Street, Suite 210, San Jose, California 95134 not earlier than the close of business on February 14, 2024 and not later than the close of business on March 16, 2024. In addition, your notice must set forth the information required by our bylaws with respect to each director nomination or other proposal that you intend to present at the 2024 annual meeting of stockholders.

Requirements for Stockholder Proposals Under Rule 14a-19(b) under the Exchange Act. To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees for 2024 annual meeting of stockholders, must deliver a written notice that sets forth all information required by Rule 14a-19(b) under the Exchange Act to our Chief Financial Officer at 3590 North First Street, Suite 210, San Jose, California 95134 within the time frames set forth above.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Board Independence

The Board has determined that each of Ms. Au, Mr. Patel, Mr. Dodson, Mr. Roberson and Ms. Wilkerson, representing all of our current directors and all five of our continuing directors, is an independent director within the meaning of the director independence standards of The Nasdaq Stock Market (“Nasdaq”). The Board has also determined that all of members of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are independent directors and meet any other requirements for membership on those specific committees under applicable Nasdaq and SEC rules. If elected at the Annual Meeting, Mr. Johnston will not qualify as an independent director.

Board Diversity Matrix

The following matrix discloses the gender and demographic backgrounds of our Board as self-identified by its members in accordance with Nasdaq Listing Rule 5606. Among our five current Board members, two of our directors self-identify as women and three of our directors self-identify as being from underrepresented communities.

Board Diversity Matrix (As of April 10, 2023)
Total Number of Directors	5
	Female	Male	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	2	1
Part II: Demographic Background
African American or Black	1
Asian	1	1
White		1
Did Not Disclose Demographic Background			1

Board Leadership Structure

The Board does not have a general policy regarding the separation of the roles of Chair and Chief Executive Officer. The Board believes that it should have the flexibility to make these determinations at any given time in the way that it believes best to provide appropriate leadership for the Company at that time. The Board has reviewed our current Board leadership structure in light of the composition of the Board, the size of the Company, the nature of our business and other relevant factors. We currently have a Chief Executive Officer and a separate Chair of the Board. The Board believes that having an independent Chair helps to ensure that management is subject to independent and objective oversight and that the independent directors have an active voice in the governance of the Company. Mr. Johnston serves as our Chief Executive Officer. Ms. Au serves as the Chair of the Board.

Security Holder Communications with the Board of Directors

Security holders who wish to communicate directly with the Board, the independent directors of the Board or any individual member of the Board may do so by sending such communication by certified mail addressed to the Chair of the Board, as a representative of the entire Board, or to the individual director or directors, in each case, c/o Chief Financial Officer, Energous Corporation, 3590 North First Street, Suite 210, San Jose, California 95134. Our Chief Financial Officer reviews any such security holder communication and forwards relevant communications to the addressee.

Policies Regarding Director Nominations

The Board has adopted a policy concerning director nominations, which is available at www.energous.com and summarized below.

Director Qualifications

The Corporate Governance and Nominating Committee is responsible for identifying the appropriate qualifications, skills and characteristics desired of members of the Board in the context of the needs of the business and the current composition and needs of the Board.

Director candidates are considered based upon a variety of criteria, including demonstrated business and professional skills and experiences relevant to our business and strategic direction, concern for long-term stockholder interests, and personal integrity and sound business judgment. The Board seeks members from diverse professional backgrounds who combine a broad spectrum of relevant industry and strategic experience and expertise that, in concert, offer us and our stockholders diversity of opinion and insight in the areas most important to us and our corporate mission. In addition, nominees for director are selected to have complementary, rather than overlapping, skill sets. However, the Corporate Governance and Nominating Committee does not have a formal policy concerning the diversity of the Board. All candidates for director nominee must have time available to devote to their service on the Board. The Corporate Governance and Nominating Committee also considers the independence of candidates for director nominee, including the appearance of any conflict in serving as a director. Candidates for director nominee who do not meet all of these criteria may still be considered for nomination to the Board, if the Corporate Governance and Nominating Committee believes that the candidate will make an exceptional contribution to us and our stockholders.

Process for Identifying and Evaluating Director Nominees

The Board is responsible for selecting Board nominees for election by the stockholders. The Board delegates the selection process to the Corporate Governance and Nominating Committee, with the expectation that other members of the Board, and of management, may be requested to take part in the process as appropriate. Generally, the Corporate Governance and Nominating Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisers, through the recommendations submitted by other directors or stockholders or through such other methods as the committee deems appropriate. Once candidates have been identified, the Corporate Governance and Nominating Committee confirms that the candidates meet the qualifications for director nominees established by the committee. The Corporate Governance and Nominating Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks, or any other means that the committee deems to be helpful in the evaluation process. The Corporate Governance and Nominating Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board. Based on the results of the evaluation process, the Corporate Governance and Nominating Committee recommends candidates for Board approval as director nominees for election to the Board. The Corporate Governance and Nominating Committee also recommends candidates for Board appointment to Board committees.

Procedures for Recommendation of Director Nominees by Stockholders

The policy of the Corporate Governance and Nominating Committee is to consider properly submitted stockholder recommendations for director candidates. To submit a recommendation to the Corporate Governance and Nominating Committee for director nominee candidates, a stockholder must make such recommendation in writing and include:

•	the name and address of the stockholder making the recommendation, as they appear on our books and records, and of such record holder’s beneficial owner, if any;
•

the class and number of shares of our equity securities that are owned beneficially and held of record by such stockholder and such beneficial owner including all “synthetic equity instruments” (e.g., derivatives, swaps, hedges, etc.), voting rights, rights to fees, dividends, or other material rights;

•

a description of the material terms of any agreements, arrangements or understandings (whether or not in writing) entered into between such stockholder or such beneficial owner and any other person for the purpose of acquiring, holding, disposing or voting of any shares of any class of our equity;

•	the name of the individual recommended for consideration as a director nominee;
•	why such recommended candidate meets our criteria and would be able to fulfill the duties of a director;
•	how the recommended candidate meets applicable independence requirements established by the SEC and Nasdaq;
•	the recommended candidate’s beneficial ownership in our securities;
•	any relationships between the recommended candidate and us which may constitute a conflict of interest; and
•

all other information relating to the recommended candidate that would be required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including the recommended candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if approved by the Board and elected.

Recommendations must be sent to the Chairperson of the Corporate Governance and Nominating Committee, c/o Chief Financial Officer, Energous Corporation, 3590 North First Street, Suite 210, San Jose, California 95134. Our Chief Financial Officer must receive any such recommendation for nomination not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the date of the preceding year’s annual meeting of stockholders; provided, however, that with respect to a special meeting of stockholders called by us for the purpose of electing Board members, our Chief Financial Officer must receive any such recommendation not earlier than the 90th day prior to such special meeting nor later than the later of (1) the close of business on the 60th day prior to such special meeting or (2) the close of business on the 10th day following the day on which a public announcement is first made regarding such special meeting. The Chief Financial Officer will promptly forward any such nominations to the Corporate Governance and Nominating Committee. Once the Corporate Governance and Nominating Committee receives a recommendation for a director candidate, such candidate will be evaluated in the same manner as other candidates and a recommendation with respect to such candidate will be delivered to the Board.

Policy Governing Director Attendance at Annual Meetings of Stockholders

While we do not have a formal policy governing director attendance at our annual meeting of stockholders, we do encourage our directors to attend. All Board members then serving attended the 2022 annual meeting of stockholders.

Code of Ethics

We have in place a Code of Business Conduct and Ethics (“Code of Ethics”) that applies to all of our directors, officers and employees. The code of ethics is designed to deter wrongdoing and promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•	full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications that we make;
•	compliance with applicable governmental laws, rules and regulations;
•	the prompt internal reporting of violations of the Code of Ethics to an appropriate person identified in the Code of Ethics; and
•	accountability for adherence to the Code of Ethics.

A current copy of the Code of Ethics is available at www.energous.com. A copy may also be obtained, free of charge, from us, upon a request directed to Energous Corporation, 3590 North First Street, Suite 210, San Jose,

California 95134, attention: Investor Relations. We intend to disclose any amendments to or waivers of a provision of the Code of Ethics by posting such information on our website available at www.energous.com and/or in our public filings with the SEC.

Hedging Policy

Our insider trading policy prohibits our employees, officers, directors and consultants from engaging in hedging or monetization transactions involving our securities. Additionally, our insider trading policy prohibits our employees, officers, directors and consultants from engaging in transactions involving options, convertible debentures or other derivative securities on our securities, such as puts and calls, engaging in short sales of our securities, including short sales “against the box”, and using or pledging our securities as collateral in a margin account or as collateral for a loan.

The Board of Directors and its Committees

Board of Directors

Our bylaws state that the number of directors constituting the Board of Directors shall be determined by resolution of the Board, and that the Board has the authority to increase the number of directors, fill any vacancies on the Board and to decrease the number of directors to eliminate any vacancies. The number of members of our Board is currently fixed at five. The Board has resolved that effective upon the election of directors at the Annual Meeting, the size of the Board shall automatically be set to six without further action by the Board.

During 2022, our Board met ten times, our Audit Committee met eight times, our Compensation Committee met three times, and our Corporate Governance and Nominating Committee met twice. All of our directors attended at least 75% of the aggregate meetings held by the Board of the Directors and the Board committees on which they serve.

The Board currently has three standing committees – a Compensation Committee, an Audit Committee and a Corporate Governance and Nominating Committee. Each standing committee has a charter that has been approved by the Board, a copy of which is available at the investor relations page on our website www.energous.com. Each committee reviews the appropriateness of its charter annually and at such other interval as each committee determines. The Board and each of its standing committees has authority to engage its own advisors and consultants.

The following table sets forth the current members of each Board standing committee:

Name	Audit	Compensation	Corporate Governance and Nominating
Reynette Au		X	X
Rahul Patel	X	Chair
Sheryl Wilkerson		X	Chair
J. Michael Dodson	Chair
David Roberson	X		X

Committees

Audit Committee. The Board has a separately designated standing Audit Committee established in accordance with Section 3(a)(58) of the Exchange Act. Our Audit Committee currently consists of Mr. Dodson (Chair), Mr. Roberson and Mr. Patel. The Board has determined that each current member of the Audit Committee is independent within the meaning of the Nasdaq director independence standards and applicable rules of the SEC for audit committee members. The Board has appointed Mr. Dodson as Chair of the Audit Committee and has determined that he qualifies as an “audit committee financial expert” under SEC rules and has determined that Mr. Roberson qualifies as an “audit committee financial expert” under SEC rules. The Audit Committee is responsible for assisting the Board in fulfilling its oversight responsibilities with respect to financial reports and other financial information. The Audit Committee (1) reviews, monitors and reports to the Board on the adequacy of our financial reporting process and system of internal control over financial reporting, (2) has the ultimate authority to select, evaluate and replace the independent auditor and is the ultimate authority to which the independent auditors are accountable, (3) in consultation with management, periodically reviews the adequacy of our disclosure controls and procedures and approves any significant changes thereto, (4) provides the audit committee report for inclusion in our proxy statement for our annual meeting of stockholders, and (5) recommends, establishes and monitors procedures for the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters and the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

Compensation Committee. Our Compensation Committee currently consists of Mr. Patel (Chair), Ms. Au and Ms. Wilkerson. Each of Mr. Patel, Ms. Au and Ms. Wilkerson is a non-employee director as defined in Rule 16b-3 under the Exchange Act and an independent director within the meaning of the Nasdaq director independence standards. The Compensation Committee (1) discharges the responsibilities of the Board relating to the compensation of our directors and executive officers, (2) oversees our procedures for consideration and determination of executive and director compensation, and reviews and approves all executive compensation, and (3) administers and implements our incentive compensation plans and equity-based plans. The Compensation Committee may form, and delegate authority to, subcommittees when it deems appropriate.

The Compensation Committee has engaged Compensia, Inc. (“Compensia”), a nationally-recognized independent compensation consultant, to provide competitive benchmarking and recommendations to the Compensation Committee regarding the design, form and amount of our compensation arrangements with our Chief Executive Officer. At the Compensation Committee’s request, the consultant does not provide any services to us other than the assistance it provides to the Compensation Committee. The consultant reports directly to the Compensation Committee. The Compensation Committee then reviews any such reports and submits its recommendations to the Board for approval. The Compensation Committee has assessed the independence of Compensia pursuant to SEC rules and concluded that no conflict of interest exists that would prevent Compensia from serving as an independent consultant to the committee.

Corporate Governance and Nominating Committee. Our Corporate Governance and Nominating Committee currently consists of Ms. Wilkerson (Chair), Ms. Au and Mr. Roberson. Each of Ms. Wilkerson, Ms. Au and Mr. Roberson is an independent director within the meaning of the Nasdaq director independence standards. The Corporate Governance and Nominating Committee (1) recommends to the Board persons to serve as members of the Board and its committees, (2) considers any director nominees submitted by stockholders, (3) assists the Board in evaluating the performance of directors and Board committees, (4) advises the Board regarding the appropriate Board leadership structure, (5) reviews and makes recommendations to the Board on corporate governance and corporate responsibility and sustainability matters and (6) reviews Board size and composition and recommends any changes it deems advisable to the Board.

Role of the Board in Risk Oversight

The Board administers its risk oversight function directly and through the Audit Committee. The Board and Audit Committee regularly discuss with management our major risk exposures, their potential financial impact on us, and steps to monitor and control those risks.

PROPOSAL 1—ELECTION OF DIRECTORS

Our Board of Directors currently consists of five members. All five current members of the Board of Directors have been nominated for election at the Annual Meeting, to hold office until the next annual meeting and the election of their successors. Additionally, Cesar Johnston, our Chief Executive Officer, has been nominated for election at the Annual Meeting, to hold office until the next annual meeting and the election of his successor.

Shares represented by all proxies received and not marked to withhold authority to vote for any individual nominee will be voted FOR the election of each of the nominees named below. Each nominee has agreed to serve if elected and the Board knows of no reason why any nominee would be unable to serve, but if such should be the case, proxies may be voted for the election of some other person nominated by the Board.

Nominees

The following table sets forth the nominees for election to the Board at the Annual Meeting, along with the year such director was first elected as a member of our Board, if applicable, and the positions with us held by each director.

Name	Year First Became Director	Position with Energous
Reynette Au	2019	Director
Rahul Patel	2019	Director
Sheryl Wilkerson	2020	Director
J. Michael Dodson	2022	Director
David Roberson	2022	Director
Cesar Johnston	N/A	Chief Executive Officer

Information about Director Nominees

Set forth below is background information about each director nominee, as well as information about the experience, qualifications, attributes or skills that led the Board to conclude that such person should serve on the Board.

Reynette Au, age 60, joined our Board in August 2019. Since April 2021, Ms. Au has served as a a Director of Strategy and Operations, Core Technology at Google. From September 2017 to April 2021, Ms. Au served as a Vice President of Marketing, Global Marketing, at Intel Corporation, a technology manufacturing company. From April 2013 to September 2015, Ms. Au was a Vice President of marketing for the mobile business unit of Micron Technology Inc., a memory and storage solutions provider. From February 2012 to April 2013, she served as the Chief Marketing Officer and Vice President at Phoenix Technologies, a company that designs, develops and supports core system software. From January 2011 to February 2012, she served as an Executive Director and Co-Founder at GTIA, a market strategy and investment company. From October 2008 to December 2010, she served as the Vice President of Marketing and Alliances at Atheros Communications, a company that designed, developed and supported WIFI, Ethernet and Bluetooth silicon.  From April 2005 to September 2008, she served as a vice president in the mobile business unit at NVIDIA Corporation. From January 2002 to February 2004, she served as the CEO and president at Triscend Corporation, a company providing configurable system-on-chip devices and customizable microcontrollers.  Ms. Au holds a B.S. in Computer Science from University of Denver. Our Board believes that Ms. Au’s extensive executive and managerial experience and in-depth knowledge of the semiconductor and software industry qualify her to serve as a member of our Board of Directors.

Rahul Patel, age 53, joined our Board in August 2019. Since May 2015, Mr. Patel has served as Senior Vice President and General Manager, Connectivity, Cloud & Networking Business Unit, at Qualcomm Technologies, Inc., a creator of semiconductors, software and services related to wireless technology. From August 2002 to May 2015, Mr. Patel worked at Broadcom Corporation Inc., a developer, manufacturer and global supplier of semiconductor and infrastructure software products, where his last role was Senior Vice President and General Manager for the Wireless Connectivity business. From 2000 to 2002, Mr. Patel was a business line manager at HiFn, Inc., a security processor company. From 1998 to 2000, Mr. Patel was a Senior Marketing Manager, SystemLSI at Samsung Semiconductor, a subsidiary of Samsung Electronics. From 1996 to 1998, Mr. Patel was Senior Marketing Manager at Tritech Microelectronics, Inc., a semiconductor company.  From 1993 to 1996, Mr. Patel served in various Integrated Circuit Design Engineering and Marketing roles at EPSON/S-MOS Systems, a semiconductor company. Mr. Patel holds an M.B.A. from Santa Clara University, an M.S. in Computer Science and Engineering from Arizona State University, and a B. Tech in Electronics and Communications Engineering from National Institute of Technology, Warangal, India. Our Board believes that Mr. Patel’s extensive executive, managerial, marketing and engineering experience and in-depth knowledge of the semiconductor, consumer, mobile and telecommunications industries qualify him to serve as a member of our Board of Directors.

Sheryl Wilkerson, age 61, joined our Board in October 2020. From August 2014 to March 2023, Ms. Wilkerson served as Vice President, Government Affairs at Michelin North America, Inc, a tire manufacturing company. From January 2018 to August 2020, she served on our advisory board. From June 2009 to August 2014, Ms. Wilkerson served as the President of Willow, LLC, a consulting company, where she advised global wireless, telematic and automotive companies on government affairs. From April 2005 to March 2009, Ms. Wilkerson served as Senior Vice President, Strategic Planning and Corporate Services at Ygomi, LLC a company which develops software for automated driving and ADAS. Ms. Wilkerson holds a B.A. in Telecommunications, Afro-American Studies and Spanish from Indiana University and a J.D. from Georgetown University Law Center. Our Board believes that Ms. Wilkerson’s legal and extensive executive and in-depth knowledge of the government affairs and strategic planning of wireless, telematics and automotive technologies qualify her to serve as a member of our Board of Directors.

J. Michael Dodson, age 62, joined our board in August 2022. Mr. Dodson served as the Chief Financial Officer of Quantum Corporation ("Quantum"), a data storage and management company, from May 2018 through January 2023. He also served as the interim Chief Executive Officer of Quantum from May 2018 to June 2018, a position he held until a full-time Chief Executive Officer was appointed. From August 2017 to May 2018, Mr. Dodson served as the Chief Financial Officer of Greenwave Systems ("Greenwave"), a software-defined network solutions provider. Prior to joining Greenwave, Mr. Dodson served as the Chief Operating Officer and Chief Financial Officer at Mattson Technology, Inc. ("Mattson"), a semiconductor equipment manufacturer and supplier, from 2012 to 2017. He joined Mattson as Executive Vice President, Chief Financial Officer and Secretary in 2011. Prior to joining Mattson, Mr. Dodson served as Chief Financial Officer at four global public technology companies and as Chief Accounting Officer for an S&P 500 company. Mr. Dodson started his career with Ernst & Young LLP. From May 2020 to April 2021, Mr. Dodson served on the board of directors of A10 Networks, Inc., an application security company, including as Chair of the Audit Committee. From 2013 to 2020, he served on the Board of Directors of Sigma Designs, Inc., a provider of system-on chip solutions for the home entertainment market, including as Lead Independent Director from 2014 and Chairman of the Audit Committee from 2015. In addition, Mr. Dodson serves as a director of two private entities: a charitable organization and a privately held for-profit company. He holds a B.B.A. degree with dual majors in Accounting and Information Systems Analysis and Design from the University of Wisconsin-Madison. Our Board believes that Mr. Dodson's extensive experience serving as chief financial officer of both public and private companies, as well as his public company board service, including as a chairman of an audit committee for a public company, qualify him to serve as a member of our Board.

David Roberson, age 68, joined our board in August 2022. Mr. Roberson has served as the Chief Executive Officer of RoseRyan, an accounting and financial advisory firm, since January 2020. Mr. Roberson previously acted as Vice President of RoseRyan from December 2018 to December 2019 and Project Team Lead from October 2017 to May 2018. From December 2020 to February2023 he served as Chief Executive Officer and Chief Financial Officer and as a member of the board of directors of Carney Technology Acquisition Corp. II., a technology-focused special purpose acquisition company. From 2017 to 2021, Mr. Roberson served as the Chairman of Push Technology Limited, a data optimization business. Before that, Mr. Roberson served as an advisor to various technology companies, including serving on the boards of directors of Spansion Corporation Inc., Integrated Device Technology Corporation, International Game Technology Corporation, Quantum Corporation and Brocade Communications Systems, Inc. Mr. Roberson previously served as Senior Vice President, Enterprise Servers, Storage and Networking at Hewlett-Packard Company (“HP”) from 2007 to 2011. Prior to HP, Mr. Roberson spent 26 years at Hitachi Data Systems Corporation, starting as corporate counsel and eventually becoming President and Chief Executive Officer, a position he held from 2006 to 2007. Mr. Roberson holds a B.A. in Social Ecology from the University of California, Irvine and a J.D. from

Golden Gate University School of Law. Our Board believes that Mr. Roberson’s vast industry knowledge and extensive public company board service qualify him to serve as a member of our Board.

Cesar Johnston, age 59, joined Energous in July 2014 and has served as the Company’s Chief Executive Officer since December 2021. Prior to his current role, he acted as Acting Chief Executive Officer of the Company from July 2021 to December 2021, and as Chief Operating Officer and Executive Vice President of Engineering of the Company from July 2014 to December 2021. Prior to joining the Company, from March 2006 to September 2013, Mr. Johnston was Vice President of Engineering for Wireless Connectivity at Marvell Technology, Inc., a developer and producer of semiconductors and related technology, where he was responsible for R&D and development of all Wi-Fi, Bluetooth, FM, and NFC products. From 2004 to 2006, Mr. Johnston was a Senior Director at Broadcom Inc., a developer, manufacturer and global supplier of semiconductor and infrastructure software products, where he was responsible for Wi-Fi VLSI and Systems Hardware development, including 802.11g and 802.11n products. Mr. Johnston is a recognized pioneer in the technology development of multiple first-of generations of SISO and MIMO wireless products. Mr. Johnston received both B.S. and M.S. degrees in Electrical Engineering from the NYU Tandon School of Engineering and holds a Certificate of Business Excellence (COBE) from the University of California, Berkeley. He is an IEEE Senior Member, and he has written over 40 conference and journal papers and holds 29 patents. Our Board believes that Mr. Johnston’s experience in leadership roles relating to engineering and wireless technology qualify him to serve as a member of our Board.

Director Compensation

Compensation of our non-employee directors includes a cash component and an equity component. Employee directors are not compensated for serving on the Board.

Each non-employee director receives cash compensation consisting of an annual retainer of $35,000, and the following annual amounts, as applicable:

Chair of the Board	$25,000
Lead Independent Director	$25,000
Audit Committee Chair	$20,000
Audit Committee Member	$10,000
Compensation Committee Chair	$15,000
Compensation Committee Member	$5,000
Corporate Governance and Nominating Committee Chair	$10,000
Corporate Governance and Nominating Committee Member	$5,000

Each non-employee director receives equity compensation in the form of restricted stock units (“RSUs”) for shares of our common stock. Upon first appointment or election to the Board, each such director receives an initial RSU award covering a number of shares equal to $100,000 divided by the fair market value of our common stock, vesting in three equal annual installments. Each year, the director receives a refresh RSU award covering a number of shares equal to $50,000 divided by the fair market value of our common stock, vesting on the first anniversary of the grant date. In addition, the Chair of the Board receives an RSU award covering 20,000 shares that vests after one year, and the Chair Emeritus receives an RSU award covering 5,000 shares that vests after one year. Equity compensation for directors accelerates upon a change of control. Equity awards under our non-employee director compensation policy are granted pursuant to our Non-Employee Equity Compensation Plan. Fair market value of our common stock is determined by averaging the closing trading prices of our common stock for the 30 consecutive trading days prior to the grant date.

The following table sets forth information about the compensation of each non-employee director who served on our Board during 2022:

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total
Reynette Au	$60,694	$48,123	$108,817
Rahul Patel	$60,000	$33,000	$93,000
Sheryl Wilkerson	$50,000	$33,000	$83,000
J. Michael Dodson (2)	$18,614	$69,000	$87,614
David Roberson (3)	$17,989	$69,000	$86,989
Kathleen Bayless (4)	$48,426	$14,647	$63,073
Daniel Fairfax (5)	$32,115	$59,400	$91,515

(1)

The amounts shown in this column indicate the grant date fair value of RSUs granted in the subject year computed in accordance with FASB ASC Topic 718 (which were calculated with a grant date fair value of $1.32 per share for awards granted on January 3, 2022 and $1.38 per share for awards granted on August 12, 2022). For additional information regarding the assumptions made in calculating these amounts, see the notes to our audited financial statements included in our most recent Annual Report on Form 10-K.

(2)	Mr. Dodson was elected to the Board effective as of August 12, 2022.
(3)	Mr. Roberson was elected to the Board effective as of August 12, 2022.
(4)	Ms. Bayless resigned from the Board as of November 4, 2022.
(5)	Mr. Fairfax did not stand for re-election at the 2022 annual meeting of stockholders.

The aggregate number of stock awards and option awards outstanding as of December 31, 2022 and held by non-employee directors who served on the Board during 2022 were as follows:

Name	Shares Subject to Outstanding Stock Awards	Shares Subject to Outstanding Stock Option Awards
Reynette Au	35,959	—
Rahul Patel	25,000	—
Sheryl Wilkerson	37,112	—
J. Michael Dodson	50,000	—
David Roberson	50,000	—
Kathleen Bayless (1)	—	—
Daniel Fairfax (2)	—	—

(1)	Ms. Bayless resigned from the Board as of November 4, 2022.
(2)	Mr. Fairfax did not stand for re-election at the 2022 annual meeting of stockholders.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE

DIRECTOR NOMINEES

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Marcum as our independent registered public accounting firm for the fiscal year ending December 31, 2023 and recommends that stockholders vote for ratification of such selection. We are presenting this selection to our stockholders for ratification at the Annual Meeting.

Marcum audited our financial statements for 2022. Representatives of Marcum, who will be attending the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions, as applicable.

Vote Required for Approval

The ratification of the Audit Committee’s appointment of Marcum as our independent registered public accounting firm for 2023 will be approved if the number of votes cast “FOR” the proposal at the Annual Meeting exceed the number of votes cast “AGAINST” the proposal. If our stockholders fail to ratify the selection of Marcum as the independent registered public accounting firm for 2023, the Audit Committee will reconsider whether to retain the firm. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year.

Independent Registered Public Accounting Firm Fees and Services

We regularly review the services and fees from our independent registered public accounting firm. These services and fees are also reviewed with our audit committee annually. In accordance with standard policy, Marcum periodically rotates the individuals who are responsible for the Energous audit.

The following table sets forth the aggregate fees billed or expected to be billed by Marcum for 2022, and the aggregate fees billed by Marcum for 2021, for audit and non-audit services, including “out-of-pocket” expenses incurred in rendering these services. The nature of the services provided for each category is described following the table.

Fee Category	2022	2021
Audit Fees (1)	$259,309	$221,629
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$259,309	$221,629

(1)	Audit fees include fees for professional services rendered for the audit of our annual statements, quarterly reviews, consents and assistance with and review of documents filed with the SEC.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires that all services provided by the Company’s independent public accounting firm, including audit services and permitted non-audit services, to be pre-approved by the Audit Committee. All audit and permitted non-audit services provided by Marcum during 2022 were pre-approved by the Audit Committee.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL 2

PROPOSAL 3 – ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Pursuant to Schedule 14A of the Exchange Act, we are providing stockholders with an opportunity to make a non-binding, advisory vote on the compensation of our named executive officers. This non-binding advisory vote is commonly referred to as a “say on pay” vote. The non-binding advisory vote on the compensation of our named executive officers, as disclosed in this Proxy Statement, will be determined by the vote of a majority of the shares of common stock present or represented at the Annual Meeting and voting affirmatively or negatively on the proposal.

Stockholders are urged to read the “Executive Compensation” section of this Proxy Statement, which discusses how our executive compensation policies and procedures implement our compensation philosophy and contains tabular information and narrative discussion about the compensation of our named executive officers. The Compensation Committee and the board of directors believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our goals. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that our stockholders approve, on a non-binding advisory basis, the compensation of the named executive officers, as disclosed in the Proxy Statement pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion and the other related disclosures.”

As an advisory vote, this proposal is not binding. However, our Board and Compensation Committee, which is responsible for designing and administering our executive compensation program, value the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

Vote Required for Approval

The resolution will be approved if the number of votes cast “FOR” the proposal at the Annual Meeting exceeds the number of votes cast “AGAINST” the proposal. Proxies solicited by management for which no specific direction is included will be voted “FOR” the approval of the resolution.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL 3

PROPOSAL 4—APPROVAL OF AMENDMENT AND RESTATEMENT OF THE 2013 EQUITY INCENTIVE PLAN

We currently maintain the 2013 Plan, which was originally approved by the Board of Directors and stockholders in 2013, and was subsequently amended with stockholder approval in each of 2014, 2016, 2018, 2020 and 2021.

We are asking stockholders to approve the proposed amendment and restatement of the 2013 Plan, which was adopted by the Board of Directors, subject to stockholder approval. The amendment and restatement would, among other things, increase the number of shares reserved for issuance by 1,000,000 shares, from 8,785,967 shares currently to 9,785,967 shares (note that these share numbers do not reflect any reverse stock splits and will be adjusted automatically if the reverse stock split proposal set forth as Proposal 6 is approved by stockholders).

Overview

Under the 2013 Plan, the Company reserves shares of common stock for issuance to employees, officers, non-employee directors, consultants and advisors of the Company, or of any affiliate, as the Compensation Committee may determine and designate from time to time, in the form of incentive stock options (“ISOs”), nonqualified stock options (“NSOs”), stock appreciation rights (“SARs”), RSUs, restricted stock and other types of equity and cash incentive grants.

The Board of Directors and the Compensation Committee believe that the 2013 Plan is a key part of the Company’s compensation philosophy and programs. The San Francisco Bay Area technology market in which we operate is highly competitive for talent at all levels of our organization, and our ability to attract, retain and motivate highly qualified officers, non-employee directors, key employees, consultants and advisors is critical to our success. The Board and the Compensation Committee believe that the interests of the Company and its stockholders will be advanced if we can continue to offer our officers, non-employee directors, key employees, consultants and advisors the opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company.

As of March 31, 2023, 1,238,364 shares of common stock remained reserved and available for issuance pursuant to awards under the 2013 Plan (note that this share number does not reflect any reverse stock splits and will be adjusted automatically if the reverse stock split proposal set forth as Proposal 6 is approved by stockholders). As of April 17, 2023, the closing price of our common stock as quoted on The Nasdaq Capital Market was $0.4294.

In order to increase the pool of shares available for future equity award grants to continue to operate our compensation program in a manner consistent with past practices and to accommodate anticipated growth, the Board of Directors has adopted, subject to stockholder approval, an amendment and restatement to the 2013 Plan that would add 1,000,000 shares of Company common stock to the pool of shares available for equity awards (note that this share number does not reflect any reverse stock splits and will be adjusted automatically if the reverse stock split proposal set forth as Proposal 6 is approved by stockholders). The Compensation Committee and the Board determined this number based on a review of our historical equity grant practices, the recent trading price of our common stock, and advice from the Compensation Committee’s independent compensation consultant. We currently anticipate that if the proposed amendment and restatement to the 2013 Plan is approved, the number of shares reserved for awards under the 2013 Plan will be sufficient to cover our equity awards for the next two years. Our future burn rate will depend on a number of factors, including the number of participants in the 2013 Plan, the price per share of our common stock, any changes to our compensation strategy, changes in business practices or industry standards, changes in the compensation practices of our competitors and the competitive landscape for recruiting and retaining talent, or changes in compensation practices in the market generally, and the methodology used to establish the equity award mix.

The 2013 Plan, as amended and restated, became effective on June 16, 2021, the date of our 2021 Annual Meeting and will remain in effect until May 16, 2028, unless terminated earlier by the Compensation Committee. If the amendment is not approved by our stockholders, the Company’s 2013 Plan will remain in effect in accordance with its terms and the Company may continue to make awards under the 2013 Plan.

Corporate Governance Aspects of the 2013 Plan

The 2013 Plan has been designed to include a number of provisions that promote best practices by reinforcing the alignment between equity compensation arrangements for eligible employees and non-employee directors and stockholders’ interests. These provisions include, but are not limited to, the following:

•	Clawback. Plan awards are subject to clawback under any Company clawback policy and all applicable laws requiring the clawback of compensation.

•	Forfeiture upon Cause Termination. All plan awards held by a participant may be annulled by the Company upon the participant’s termination for cause.

•	No Discounted Stock Options or Discounted SARs. Stock options and SARs generally may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.

•

No Repricing without Stockholder Approval. Other than in connection with a change in the Company’s capitalization, at any time when the purchase price of a stock option or SAR is above the market value of a share, the Company will not, without stockholder approval, reduce the purchase price of such stock option or SAR and will not exchange such stock option or SAR for a new award with a lower (or no) purchase price or for cash.

•	No Transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution, unless approved by the Compensation Committee.

•	No Evergreen Provision. The plan does not contain an “evergreen” feature pursuant to which the shares authorized for issuance will be automatically replenished.

•	No Automatic Grants. The plan does not provide for automatic grants to any participant.

•	No Tax Gross-Ups. The plan does not provide for any tax gross-ups.

•

Multiple Award Types. The plan permits the issuance of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock units, restricted stock awards and other types of equity and cash grants, subject to the share limits of the Plan. This breadth of award types will enable the Compensation Committee to tailor awards in light of the accounting, tax and other standards applicable at the time of grant. Historically, these standards have changed over time.

•	Dividends. We do not pay dividends or dividend equivalents on stock options, SARs or unearned performance shares under the 2013 Plan.

•	Independent Oversight. The plan is administered by a committee of independent Board members.

•	Director Limits. The plan contains annual limits on the amount of awards that may be granted to non-employee directors.

Material Features of the 2013 Plan, as Amended

The material terms of the 2013 Plan are summarized below. This summary is not intended to be a complete description of the 2013 Plan and is qualified in its entirety by the actual text of the 2013 Plan, which is attached as Appendix A to this proxy statement.

Eligibility

Awards may be granted under the 2013 Plan to officers, employees, directors, consultants and advisors of the Company and its affiliates. Incentive stock options may be granted only to employees of the Company or its subsidiaries. As of March 31, 2023, approximately 44 individuals were eligible to receive awards under the 2013 Plan, including two executive officers.

Administration

The 2013 Plan may be administered by the Board or the Compensation Committee. The Compensation Committee, in its discretion, selects the individuals to whom awards may be granted, the time or times at which such awards are granted and the terms and conditions of such awards.

Number of Authorized Shares

The number of shares of common stock currently authorized for issuance under the 2013 Plan is 8,785,967 shares, representing 8.5% of our fully diluted common stock outstanding as of March 31, 2023. After giving effect to the amendment, if approved, the number of shares authorized under the 2013 Plan would be 9,785,967 shares. Note that these share numbers do not reflect any reverse stock splits and will be adjusted automatically if the reverse stock split proposal set forth as Proposal 6 is approved by stockholders. The shares issuable under the 2013 Plan will consist of authorized and unissued shares, treasury shares or shares purchased on the open market or otherwise.

If any award is canceled, terminates, expires or lapses for any reason prior to the issuance of shares or if shares are issued under the 2013 Plan and thereafter are forfeited to the Company, the shares subject to such awards and the forfeited shares will not count against the aggregate number of shares of common stock available for grant under the 2013 Plan. In addition, the following items will not count against the aggregate number of shares of common stock available for grant under the 2013 Plan: (1) the payment in cash of dividends or dividend equivalents under any outstanding award, (2) any award that is settled in cash rather than by issuance of shares of common stock, (3) shares surrendered or tendered in payment of the option price or purchase price of an award or any taxes required to be withheld in respect of an award or (4) awards granted in assumption of or in substitution for awards previously granted by an acquired company.

Awards to Non-Employee Directors

The maximum value of plan awards granted during any calendar year to any non-employee director, taken together with any cash fees paid to such non-employee director during the calendar year and the value of awards granted to the non-employee director under any other equity compensation plan of the Company or an affiliate during the calendar year, may not exceed the following in total value: (i) $500,000 for the Chairman of the Board and (ii) $300,000 for each non-employee director other than the Chairman of the Board. However, awards granted to non-employee directors upon their initial election to the Board or the board of directors of an affiliate will not be counted towards this limit. Any awards that are scheduled to vest over a period of more than one calendar year shall be applied pro rata for purposes of the foregoing limit based on the number of years over which such awards are scheduled to vest.  For purposes of these grants, the value of any awards is to be calculated based on the average of the closing trading prices of the common stock on the principal stock exchange for such common stock during the 30 consecutive trading days immediately preceding the date the award is granted.

Adjustments

Subject to any required action by our stockholders, in the event of any change in our common stock effected without receipt of consideration by us, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in our capital structure, or in the event of payment of a dividend or distribution to our stockholders in a form other than our common stock (excepting normal cash dividends) that has a material effect on the fair market value of our common stock, appropriate and proportionate adjustments will be made in the number and class of shares subject to the 2013 Plan and to any outstanding awards, and in the option exercise price, SAR exercise price or purchase price per share of any outstanding awards in order to prevent dilution or enlargement of participant rights under the 2013 Plan.

If a majority of our common shares are exchanged for, converted into, or otherwise become shares of another corporation, the Compensation Committee may unilaterally amend outstanding awards under the 2013 Plan to provide that such awards are for new shares. In the event of any such amendment, the number of shares subject to, and the option exercise price, SAR exercise price or purchase price per share of, the outstanding awards will be adjusted in a fair and equitable manner as determined by the Compensation Committee. The Compensation Committee may also make such adjustments in the terms of any award to reflect, or related to, such changes in our capital structure or distributions as it deems appropriate.

Types of Awards

The 2013 Plan permits the granting of any or all of the following types of awards:

•

Stock Options. Stock options entitle the holder to purchase a specified number of shares of common stock at a specified price (the exercise price), subject to the terms and conditions of the stock option grant. The Compensation Committee may grant either incentive stock options, which must comply with Section 422 of the U.S. Internal Revenue Code (“Code”), or nonqualified stock options. The Compensation Committee sets exercise prices and terms and conditions, except that stock options must be granted with an exercise price not less than 100% of the fair market value of our common stock on the date of grant (excluding stock options granted in connection with assuming or substituting stock options in acquisition transactions). Unless the Compensation Committee determines otherwise, fair market value means, as of a given date, the closing price of our common stock. At the time of grant, the Compensation Committee determines the terms and conditions of stock options, including the quantity, exercise price, vesting periods, term (which cannot exceed 10 years) and other conditions on exercise.

•

Stock Appreciation Rights. The Compensation Committee may grant SARs, as a right in tandem with the number of shares underlying stock options granted under the 2013 Plan or as a freestanding award. Upon exercise, SARs entitle the holder to receive payment per share in stock or cash, or in a combination of stock and cash, equal to the excess of the share’s fair market value on the date of exercise over the grant price of the SAR. The grant price of a tandem SAR is equal to the exercise price of the related stock option and the grant price for a freestanding SAR is determined by the Compensation Committee in accordance with the procedures described above for stock options. Exercise of a SAR issued in tandem with a stock option will reduce the number of shares underlying the related stock option to the extent of the SAR exercised. The term of a freestanding SAR cannot exceed 10 years, and the term of a tandem SAR cannot exceed the term of the related stock option.

•

Restricted Stock, Restricted Stock Units and Other Stock-Based Awards. The Compensation Committee may grant awards of restricted stock, which are shares of common stock subject to specified restrictions, and restricted stock units, which represent the right to receive shares of our common stock in the future. These awards may be made subject to repurchase, forfeiture or vesting restrictions at the Compensation Committee’s discretion. The restrictions may be based on continuous service with the Company or the attainment of specified performance goals, as determined by the Compensation Committee. Stock units may be paid in stock or cash or a combination of stock and cash, as determined by the Compensation Committee. The Compensation Committee may also grant other types of equity or equity-based awards subject to the terms and conditions of the 2013 Plan and any other terms and conditions determined by the Compensation Committee.

•

Performance Awards. The Compensation Committee may grant performance awards, which entitle participants to receive a payment from the Company, the amount of which is based on the attainment of performance goals established by the Compensation Committee over a specified award period of at least one year. Performance awards may be denominated in shares of common stock or in cash, and may be paid in stock or cash or a combination of stock and cash, as determined by the Compensation Committee. Cash-based performance awards include annual incentive awards.

No Repricing

Without stockholder approval, the Compensation Committee is not authorized to (1) lower the exercise or grant price of a stock option or SAR after it is granted, except in connection with certain adjustments to our corporate or capital structure permitted by the 2013 Plan, such as stock splits, (2) take any other action that is treated as a repricing under generally accepted accounting principles or (3) cancel a stock option or SAR at a time when its exercise or grant price exceeds the fair market value of the underlying stock, in exchange for cash, another stock option or SAR, restricted stock, RSUs or other equity award, unless the cancellation and exchange occur in connection with a change in capitalization or other similar change.

Forfeitures

The grant of any award under the 2013 Plan may be contingent upon the participant executing the appropriate award agreement. The Company may retain the right in an award agreement to cause a forfeiture of the gain realized by a participant on account of actions taken by the participant in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any affiliate or any confidentiality obligation with respect to the Company or any affiliate, or otherwise in competition with the Company or any affiliate, to the extent specified in the award agreement applicable to the participant. Furthermore, the Company may annul an award if the participant is terminated for cause.

Clawback

All awards, amounts or benefits received or outstanding under the 2013 Plan will be subject to clawback, cancellation, recoupment, rescission, payback, reduction or other similar action in accordance with the terms of any Company clawback or similar policy or any applicable law related to such actions, as may be in effect from time to time. A participant’s acceptance of an award under the 2013 Plan will be deemed to constitute the participant’s acknowledgement of and consent to the Company’s application, implementation and enforcement of any applicable Company clawback or similar policy that may apply to the participant, and any provision of applicable law relating to clawback, cancellation, recoupment, rescission, payback or reduction of compensation, and the participant’s agreement that the Company may take such actions as may be necessary to effectuate any such policy or applicable law, without further consideration or action.

Transferability

Awards are not transferable other than by will or the laws of descent and distribution, except that in certain instances transfers may be made to or for the benefit of designated family members of the participant for no value.

Change in Control

In the event of a “change in control” (as defined in the 2013 Plan), outstanding awards under the 2013 Plan will remain the Company’s obligation or be assumed by the surviving or acquiring entity, and there will be automatically substituted for our shares then subject to awards the consideration payable with respect to our outstanding shares in connection with the change in control. However, if such consideration is not solely common stock of the acquiror, the Compensation Committee may, with the consent of the acquiror, provide for the consideration to be received upon the exercise or settlement of awards, for each share subject to the award, to consist solely of common stock of the acquiror equal in fair market value to the per share consideration received by our stockholders pursuant to the change in control. If any portion of the consideration may be received by our stockholders pursuant to the change in control on a contingent or delayed basis, the Compensation Committee may determine such fair market value per share as of the time of the change in control on the basis of the Compensation Committee’s good faith estimate of the present value of the probable future payment of such consideration. Any award that is not assumed or continued by the acquiror in connection with the change in control nor exercised or settled as of the change in control will terminate and cease to be outstanding effective as of the time of the change in control.

Additionally, the Compensation Committee may, without participant consent, determine that upon the occurrence of a change in control each or any award outstanding under the 2013 Plan immediately prior to the change in control and not previously exercised or settled will be canceled in exchange for a payment with respect to each vested share (and each unvested share, if so determined by the Compensation Committee) subject to the canceled award in (1) cash, (2) our stock or stock of a corporation or other business entity a party to the change in control or (3) other property that will be in an amount having a fair market value equal to the fair market value of the consideration to be paid per share of our common stock in the change in control, reduced by the exercise or purchase price per share, if any, under such award.

Term, Termination and Amendment of the 2013 Plan

Unless earlier terminated by the Board, the 2013 Plan will terminate, and no further awards may be granted thereunder, on May 16, 2028. The Board may amend, suspend or terminate the 2013 Plan at any time, except that, if required by applicable law, regulation or stock exchange rule, stockholder approval will be required for any amendment. The amendment, suspension or termination of the 2013 Plan or the amendment of an outstanding award generally may not, without a participant’s consent, materially impair the participant’s rights under an outstanding award.

Performance-Based Compensation

Performance Goals and Criteria. Under Code Section 162(m), we may be prohibited from deducting compensation in excess of $1 million per person in any year paid to “covered employees,” including our principal executive officer, our principal financial officer and our three other most highly compensated executive officers (and the limitation will continue to apply to such “covered employees” in future years).

Regardless of the loss of deduction under Code Section 162(m), the Compensation Committee intends to retain the ability to award performance based compensation under the 2013 Plan based on the performance goals selected by the Compensation Committee, which may be based on the attainment of specified levels of one, or any combination, of the following performance criteria for the Company on a consolidated basis, and/or specified subsidiaries or business units, as reported or calculated by the Company (except with respect to the total stockholder return and earnings per share criteria):

(1)	cash flow;

(2)	earnings per share, as adjusted for any stock split, stock dividend or other recapitalization;

(3)	earnings measures (including EBIT and EBITDA);

(4)	return on equity;

(5)	total stockholder return;

(6)	share price performance, as adjusted for any stock split, stock dividend or other recapitalization;

(7)	return on capital;

(8)	revenue;

(9)	income;

(10)	profit margin;

(11)	return on operating revenue;

(12)	brand recognition/acceptance;

(13)	customer metrics (including customer satisfaction, customer retention, customer profitability or customer contract terms);

(14)	productivity;

(15)	expense targets;

(16)	market share;

(17)	cost control measures;

(18)	balance sheet metrics;

(19)	strategic initiatives;

(20)	implementation, completion or attainment of measurable objectives with respect to recruitment or retention of personnel or employee satisfaction;

(21)	return on assets;

(22)	growth in net sales;

(23)	the ratio of net sales to net working capital;

(24)	stockholder value added;

(25)	increase in market capitalization;

(26)	improvement in management of working capital items (inventory, accounts receivable or accounts payable);

(27)	sales from newly-introduced products;

(28)

successful completion of, or achievement of milestones or objectives related to, financing or capital raising transactions, strategic acquisitions or divestitures, joint ventures, partnerships, collaborations or other transactions;

(29)	product quality, safety, productivity, yield or reliability (on time and complete orders);

(30)	funds from operations;

(31)	regulatory body approval for commercialization of a product;

(32)	debt levels or reduction or debt ratios;

(33)	economic value;

(34)	operating efficiency;

(35)	research and development achievements; or

(36)	any combination of the forgoing business criteria.

The Compensation Committee can also select any derivations of these business criteria (e.g., income will include pre-tax income, net income, operating income).

Performance goals may, in the discretion of the Compensation Committee, be established on a Company-wide basis, or with respect to one or more business units, divisions, subsidiaries or business segments, as applicable. Performance goals may be absolute or relative to the performance of one or more comparable companies or indices.

The Compensation Committee may determine at the time that the performance goals are established the extent to which measurement of performance goals may exclude the impact of charges for restructuring, discontinued operations, extraordinary items, debt redemption or retirement, asset write downs, litigation or claim judgments or settlements, acquisitions or divestitures, foreign exchange gains and losses and other extraordinary, unusual or non-recurring items, and the cumulative effects of tax or accounting changes (each as defined by generally accepted accounting principles and as identified in the Company’s financial statements or other SEC filings).

New Plan Benefits

Amounts that may be awarded under the 2013 Plan in the future are discretionary and are not determinable at this time. The following table lists amounts awarded in 2022 for (i) each of our named executive officers, (ii) all of our named executive officers and current executive officers as a group, (iii) all of our eligible non-employee directors as a group, and (iv) all other current employees who are not executive officers as a group. Note that these share numbers do not reflect any reverse stock splits and will be adjusted automatically if the reverse stock split proposal set forth as Proposal 6 is approved by stockholders.

Name and Position	Restricted Stock Units
Cesar Johnston, Chief Executive Officer	450,000
William Mannina, Acting Chief Financial Officer	90,000
Executive officers as a group	540,000
Non-employee directors as a group
Non-executive employees as a group	948,700

Federal Income Tax Information

The following is a brief summary of the U.S. federal income tax consequences of the 2013 Plan generally applicable to the Company and to participants in the 2013 Plan who are subject to U.S. federal taxes and who will hold any shares acquired pursuant to stock options as capital assets (generally, property held for investment). The summary is based on the Code, applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this Proxy Statement, and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local or foreign tax laws.

Nonqualified Stock Options. A participant generally will not recognize taxable income upon the grant or vesting of a nonqualified stock option with an exercise price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of a nonqualified stock option, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the stock option on the date of exercise and the exercise price of the stock option. When a participant sells the shares, the participant will realize capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. Such capital gain or loss will be long-term capital gain or loss if the participant’s holding period in the shares was more than one year. The participant’s tax basis in the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the exercise price of the stock option. Long-term capital gains of non-corporate taxpayers are generally taxed at preferred tax rates. The deductibility of capital losses is subject to limitations.

Incentive Stock Options. A participant generally will not recognize taxable income upon the grant of an incentive stock option. If a participant exercises an incentive stock option during employment or within three months after employment ends (12 months in the case of permanent and total disability), the participant will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes (although the participant generally will have taxable income for alternative minimum tax purposes at that time as if the stock option were a nonqualified stock option). If a participant sells or otherwise disposes of the shares acquired upon exercise of an incentive stock option after the later of (1) one year from the date the participant exercised the option and (2) two years from the grant date of the stock option, the participant generally will recognize gain or loss equal to the difference between the amount the participant received in the disposition and the exercise price of the stock option. If the shares were a capital asset in the hands of the participant (generally, property held for investment), such gain or loss will be capital gain or loss, and such capital gain or loss will be long-term capital gain or loss if the participant’s holding period in the shares was more than one year. If a participant sells or otherwise disposes of shares acquired upon exercise of an incentive stock option before the holding period requirements described above are satisfied, the disposition will constitute a “disqualifying disposition,” and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the stock option (or, if less, the excess of the amount realized on the disposition of the shares over the exercise price of the stock option). If the shares were a capital asset in the hands of the participant (generally, property held for investment), the balance of the participant’s gain on a disqualifying disposition, if any, will be taxed as capital gain, and such capital gain or loss will be long-term capital gain or loss if the participant’s holding period in the shares was more than one year. Long-term capital gains of non-corporate taxpayers are generally taxed at preferred rates. The deductibility of capital losses is subject to limitations.

With respect to both nonqualified stock options and incentive stock options, special rules apply if a participant uses shares of common stock already held by the participant to pay the exercise price or if the shares received upon exercise of the stock option are subject to a substantial risk of forfeiture by the participant.

Stock Appreciation Rights. A participant generally will not recognize taxable income upon the grant or vesting of a SAR with a grant price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of a SAR, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the SAR on the date of exercise and the grant price of the SAR.

Restricted Stock Awards, Restricted Stock Units, and Performance Awards. A participant generally will not have taxable income upon the grant of restricted stock, RSUs or performance awards. Instead, the participant will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting or payout date) of the shares or cash received minus any amount paid. For restricted stock only, a participant may instead elect to be taxed at the time of grant.

Other Stock or Cash-Based Awards. The U.S. federal income tax consequences of other stock or cash-based awards will depend upon the specific terms and conditions of each award.

Tax Consequences to the Company. In the foregoing cases, we generally will be entitled to a deduction at the same time, and in the same amount, as a participant recognizes ordinary income, subject to certain limitations imposed under the Code.

Code Section 409A. We intend that awards granted under the 2013 Plan will comply with, or otherwise be exempt from, Code Section 409A, but make no representation or warranty to that effect.

Tax Withholding. We are authorized to deduct or withhold from any award granted or payment due under the 2013 Plan, or require a participant to remit to us, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. We are not required to issue any shares of common stock or otherwise settle an award under the 2013 Plan until all tax withholding obligations are satisfied.

Vote Required for Approval

The amendment to our 2013 EIP will be approved if the number of votes cast “FOR” the proposal at the Annual Meeting exceed the number of votes cast “AGAINST” the proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL 4

PROPOSAL 5—APPROVAL OF AMENDMENT AND RESTATEMENT TO ENERGOUS CORPORATION EMPLOYEE STOCK PURCHASE PLAN

We currently maintain the ESPP, which was originally approved by the Board on April 10, 2015 and by our stockholders at our 2015 annual meeting, and was subsequently amended and restated with stockholder approval in 2021.

We are asking stockholders to approve the proposed amendment to the ESPP, which would, among other things, increase the number of shares reserved for issuance by 500,000 shares, from 1,550,000 shares currently to 2,050,000 shares (note that these share numbers do not reflect any reverse stock splits and will be adjusted automatically if the reverse stock split proposal set forth as Proposal 6 is approved by stockholders).

Under the current ESPP, 201,619 shares of our common stock are available for purchase by our employees (note that this share number does not reflect any reverse stock splits and will be adjusted automatically if the reverse stock split proposal set forth as Proposal 6 is approved by stockholders). The ESPP will terminate on June 16, 2031.

The ESPP is meant to encourage stock ownership by all eligible employees of the Company so that they may share in the growth of the Company, and it is designed to encourage employees to remain in the employ of the Company. The ESPP is intended to qualify as an “employee stock purchase plan” as defined under Section 423 of the Internal Revenue Code of 1986 (the “Code”).

We currently anticipate that if the amendment to the ESPP is approved by our stockholders, the 2,050,000 shares reserved for issuance under the ESPP will provide us with a sufficient number of shares available for sale for approximately the next two years. Note that this share number does not reflect any reverse stock splits and will be adjusted automatically if the reverse stock split proposal set forth as Proposal 6 is approved by stockholders.

The material terms of the ESPP are summarized below. This summary of the ESPP is not intended to be a complete description of the ESPP and is qualified in its entirety by the actual text of the ESPP, which is attached as Appendix B to this proxy statement.

Material Features of the ESPP

Plan Administration. The ESPP is administered by the Compensation Committee, which has the authority to construe and interpret the ESPP, prescribe, amend, and rescind rules relating to the ESPP’s administration, and take any other actions necessary or desirable for the administration of the ESPP. The Compensation Committee may correct any defect or supply any omission or reconcile any inconsistency or ambiguity in the ESPP. All decisions of the Compensation Committee in connection with the administration of the ESPP will be in the Committee’s sole discretion, and such decisions will be final and binding on all persons. All expenses of administering the ESPP will be borne by the Company. The Board of Directors may take any action under the ESPP that would otherwise be the responsibility of the Compensation Committee.

Stock Subject to the ESPP. A total of 1,550,000 shares of our common stock are currently reserved as authorized for the grant of options under the ESPP, which number will increase by 500,000 to 2,050,000 if the amendment to the ESPP is approved by our stockholders. Note that these share numbers do not reflect any reverse stock splits and will be adjusted automatically if the reverse stock split proposal set forth as Proposal 6 is approved by stockholders. Such shares may be newly issued shares, treasury shares, or shares acquired on the open market. If an option under the ESPP expires or is terminated unexercised for any reason, the shares as to which the option so expired or terminated again may be made subject to an option under the ESPP.

Eligibility and Participation. Unless the Compensation Committee determines otherwise, any full-time or part-time employee of the Company or any participating subsidiary who is employed during an enrollment period will be eligible to enroll in the ESPP for the applicable offering period. However, an employee generally will not be eligible to participate in the ESPP:

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if, immediately after the applicable grant date, the employee would be deemed to own 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent corporation or subsidiary corporation;

•	to the extent the employee has purchased shares under the ESPP exceeding $25,000 worth during a calendar year; or
•

to the extent the employee has purchased more than 7,500 shares under the ESPP for any offering period (subject to adjustment under the ESPP as described below; note that this share number does not reflect any reverse stock splits and will be adjusted automatically if the reverse stock split proposal set forth as Proposal 6 is approved by stockholders).

As of March 31, 2023, 44 employees would have been eligible to receive options under the ESPP. As of April 17, 2023, the closing price of our common stock as quoted on The Nasdaq Capital Market was $0.4294.

Offering Periods. The ESPP is implemented by a series of offering periods, each of which will be six months in duration, with new offering periods beginning on or about January 1 and July 1 of each year (or such other times as determined by the Committee Committee). The Compensation Committee will have the authority to change the duration, frequency, start date, and end date of offering periods.

Grant of Options. On the first trading day of each offering period, each participant in the offering period will be granted an option to purchase, on the last trading day of the offering period, a number of shares determined by dividing the participant’s accumulated payroll deductions during the offering period by the applicable purchase price, except that in no event may any participant purchase more than 7,500 shares during an offering period (subject to adjustment under the ESPP as described below; note that this limit does not reflect any reverse stock splits and will be adjusted automatically if the reverse stock split proposal set forth as Proposal 6 is approved by stockholders).

Payroll Deductions. The ESPP permits participants to authorize payroll deductions in an amount not less than 1% but not more than 10% of the participant’s total compensation, including base pay or salary and any overtime, bonuses or commissions. If the participant’s accumulated payroll deductions on the last date of the offering period would enable the participant to purchase more than the maximum of 7,500 shares (note that this limit does not reflect any reverse stock splits and will be adjusted automatically if the reverse stock split proposal set forth as Proposal 6 is approved by stockholders), the excess of the amount of the accumulated payroll deductions over the aggregate purchase price will be refunded to the participant. During an offering period, a participant may decrease or increase his or her rate of payroll deductions only one time by submitting a change form at least 15 days before the purchase date. A participant may decrease or increase his or her rate of payroll deductions for future offering periods by submitting a change form at least 15 days before the start of the next offering period.

Exercise of Options. Amounts deducted and accumulated by the participant will be used to exercise the options granted to the participant. The participant will be entitled to exercise the options so granted only to the extent of the participant’s accumulated payroll deductions on the exercise date. For each share, the exercise price of the option will be the lesser of 85% of the fair market value of our common stock on the first business day of the offering period and 85% of the fair market value of our common stock on the applicable exercise date. Each employee who continues to be a participant on an exercise date within an offering period will be deemed to have exercised his or her options and will be deemed to have purchased as many shares as the participant’s accumulated payroll deductions will pay for at the exercise price, subject to the 7,500 maximum share limit described above (note that this limit does not reflect any reverse stock splits and will be adjusted automatically if the reverse stock split proposal set forth as Proposal 6 is approved by stockholders).

Withdrawal from Participation. A participant may withdraw from the ESPP at least 15 days prior to the last day of an offering period by delivering a withdrawal notice to the Company. Any participant who withdraws during an offering period will not be permitted to exercise his or her options. An employee who has previously withdrawn may re-enter the ESPP by filing a new authorization at least 15 days before the first day of the next offering period in which he or she wishes to participate. The employee’s re-entry into the ESPP becomes effective at the beginning of such offering period, provided that he or she is an eligible employee on the first business day of the offering period. A participant’s participation in the ESPP will also cease if the participant ceases to be an eligible employee or the ESPP is terminated.

Adjustments. In the event that any dividend or other distribution (whether in the form of cash, common stock, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of common stock or other securities of the Company, or other change in the Company’s structure affecting the common stock occurs, then in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the ESPP, the Compensation Committee will equitably adjust the number of shares and class of common stock that may be delivered under the ESPP, the purchase price per share, and the number of shares covered by each outstanding option under the ESPP.

Dissolution or Liquidation. Unless otherwise determined by the Compensation Committee, in the event of a proposed dissolution or liquidation of the Company, any offering period then in progress will be shortened by setting a new purchase date and the offering period will end immediately before the proposed dissolution or liquidation. The new purchase date will be before the date of the Company’s proposed dissolution or liquidation.

Corporate Transactions. In the event of a merger, consolidation, acquisition of property or stock, separation, reorganization, or other corporate event described in Code Section 424, the then-current offering period under the ESPP will be shortened by setting a new purchase date on which the offering period will end. The new purchase date will occur before the date of the corporate transaction.

Term of the ESPP. Unless sooner terminated, the ESPP will terminate on June 16, 2031. The Compensation Committee may, in its sole discretion, amend, suspend, or terminate the ESPP at any time and for any reason. If the ESPP is terminated, the Compensation Committee may elect to terminate all outstanding offering periods either immediately or once shares of common stock have been purchased on the next purchase date (which may, in the discretion of the Compensation Committee, be accelerated) or permit offering periods to expire in accordance with their terms. If any offering period is terminated before its scheduled expiration, all amounts that have not been used to purchase shares of common stock will be returned to participants as soon as administratively practicable.

Federal Income Tax Information. The following is a brief summary of the federal income tax consequences to the Company and to U.S. taxpayers of options purchased under the ESPP if such taxpayers will hold any shares acquired pursuant to such options as capital assets (generally, property held for investment). The summary is based on the Code, applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this Proxy Statement, and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local or foreign tax laws.

The amounts deducted from a participant’s pay under the ESPP will be included in his or her compensation that is subject to federal income taxes, and the Company will withhold taxes on these amounts. Generally, a participant will not recognize any taxable income (1) when options are granted pursuant to the ESPP, (2) when the shares of our common stock are purchased under the ESPP or (3) at the beginning or end of any offering period.

If the participant sells or otherwise disposes of shares of our common stock received upon the exercise of an option within a period of two years from the beginning of an offering period or one year from the date of receipt of the shares of our common stock (the “holding period”), then, in general, the participant will have taxable ordinary income in the year in which the sale or disposition occurs in an amount equal to the excess of the fair market value of such shares at the end of the offering period over the exercise price. The participant will realize capital gain or loss equal to the difference between the amount received on the sale of disposition of such stock and the participant’s tax basis in the stock (as increased by any ordinary income recognized pursuant to the previous sentence). Such gain or loss will be long-term capital gain or loss if the participant’s holding period in the shares was more than one year. Long-term capital gains of non-corporate taxpayers are generally taxed at preferred rates. The deductibility of capital losses is subject to limitations..

If the participant sells or disposes of the shares of our common stock after the expiration of the holding period, he or she will generally have taxable ordinary income in the year in which the sale or disposition occurs in an amount equal to the lesser of (a) any excess of the fair market value at the beginning of the offering period over the exercise price on that same date, and (b) any excess of the amount received in which the sale or disposition occurs over the amount paid for the shares of our common stock. The participant will recognize capital gain or loss equal to the difference between the fair market value on the date of such transfer and the participant’s tax basis in the common stock as increased by the amount of any ordinary income recognized pursuant to the previous sentence.

Tax Effect for the Company. The Company generally will be entitled to a tax deduction for any ordinary income recognized by a participant in respect of options granted pursuant to the ESPP. The participants must remit to the Company amounts sufficient to satisfy all federal (including social security), state, and local withholding taxes incurred in connection with any recognition of ordinary income under the ESPP.

Vote Required for Approval

The amendment to our ESPP will be approved if the number of votes cast “FOR” the proposal at the Annual Meeting exceeds the number of votes cast “AGAINST” the proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL 5

PROPOSAL 6—APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT BY A RATIO NOT TO EXCEED 1-FOR-20

General

We are seeking stockholder approval of an amendment to our certificate of incorporation to effect a reverse stock split of our outstanding common stock by combining outstanding shares of common stock into a lesser number of outstanding shares of common stock by a ratio of not more than 1-for-20, at any time prior to our 2024 annual meeting of stockholders, with the exact ratio to be set by our Board of Directors at its sole discretion. Accordingly, the Board of Directors may elect to abandon the proposed amendment and not effect the reverse stock split authorized by stockholders, in its sole discretion. However, a reverse stock split is currently necessary to regain compliance with The Nasdaq Stock Market LLC’s (“Nasdaq”) minimum bid requirement and maintain our listing on The Nasdaq Capital Market, and therefore, our Board of Directors currently believes the reverse stock split is in the best interest of our company and our stockholders. If the reverse stock split is approved and our Board of Directors determines it is in our and our stockholders’ best interests to implement the reverse stock split, upon the effectiveness of the amendment to our certificate of incorporation effecting the reverse stock split, the outstanding shares of our common stock would be reclassified and combined into a lesser number of shares such that one share of our common stock will be issued for a specified number of shares. The Board of Directors’ decision to implement the reverse stock split will be based on a number of factors, including market conditions, existing and expected trading prices for our common stock and the listing requirements of The Nasdaq Capital Market.

On January 20, 2023, we received written notice from the staff of the Listing Qualifications Department of Nasdaq indicating that we were not in compliance with the $1.00 minimum bid price requirement for continued listing on The Nasdaq Capital Market. We have until July 19, 2023 to regain compliance with the minimum bid price requirement. To regain compliance, the closing bid price of our common stock must meet or exceed $1.00 per share for a minimum of ten consecutive business days. If we are not in compliance by July 19, 2023, we may be afforded a second 180-calendar day period to regain compliance. To qualify, we would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, except for the minimum bid price requirement. In addition, we would be required to notify Nasdaq of our intent to cure the minimum bid price deficiency, which may, if necessary, include implementing the reverse stock split. Our Board of Directors currently intends to cure our minimum bid price deficiency by implementing the reverse stock split, if approved by our stockholders.

If this proposal is approved by our stockholders as proposed, our Board of Directors would have the sole discretion to effect the amendment and reverse stock split at any time prior to our 2024 annual meeting of stockholders, and to fix the specific ratio for the reverse stock split, provided that the ratio would not exceed 1-for-20. We believe that enabling our Board of Directors to fix the specific ratio of the reverse stock split not to exceed more than 1-for-20 will provide us with the flexibility to implement the split, if at all, in a manner designed to maximize the anticipated benefits for our stockholders. The determination of the ratio of the reverse stock split will be based on a number of factors, described further below under the heading “Criteria to be Used by Board in Deciding Whether to Apply the Reverse Stock Split.”

The reverse stock split, if approved by our stockholders and implemented by our Board of Directors, would become effective upon the filing of an amendment to our certificate of incorporation with the Secretary of State of the State of Delaware, or at the later time set forth in the amendment. If our Board of Directors decides to implement the reverse stock split, the exact timing of the amendment would be determined by our Board of Directors based on its evaluation as to when such action will be the most advantageous to us and our stockholders, but will not occur after our 2024 annual meeting of stockholders. In addition, our Board of Directors reserves the right, notwithstanding stockholder approval and without further action by our stockholders, to abandon the amendment and the reverse stock split if, at any time prior to the effectiveness of the filing of the amendment with the Secretary of State of the State of Delaware, our Board of Directors, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed. Our Board of Directors currently believes it is in the best interest of our Company and our stockholders to effect a reverse stock split to maintain our listing on The Nasdaq Capital Market.

In connection with the reverse stock split proposal, the Company’s Board of Directors is also recommending, if and only if the reverse stock split proposal is approved, that the Company’s stockholders approve an amendment to the Company’s certificate of incorporation to effectively increase the number of authorized shares of common stock after giving effect to the reverse stock split. The proposed amendment to the Company’s certificate of incorporation provides that the number of shares of authorized common stock shall be the number that is calculated as the current authorized common share amount multiplied by 2x (two times) the final reverse stock split ratio. If the proposed amendment to effectively increase the number of authorized shares of common stock is not approved or implemented by the Board of Directors, the total number of shares of capital stock that we are authorized to issue will not be affected by the reverse stock split and will remain 210,000,000 shares, consisting of 200,000,000 shares of common stock and 10,000,000 shares of preferred stock. Please see “Proposal 7—Approval of an Amendment to the Company’s Certificate of Incorporation to Effect an Effective Increase in the Number of Authorized Shares of Common Stock” for additional information.

Purpose

If implemented, the primary purpose for effecting the reverse stock split would be to increase the per share trading price of our common stock so as to maintain the listing of our common stock on The Nasdaq Capital Market. A failure to maintain our listing on the Nasdaq Capital Market would result in delisting from The Nasdaq Capital Market, which would negatively impact the value and liquidity of our common stock, adversely affect our ability to raise additional financing through the public or private sale of equity securities and significantly reduce the ability of investors to trade our securities. Delisting could also have other negative results, including the potential loss of confidence by employees, the loss of institutional investor interest and fewer business development opportunities.

Other potential benefits of an increase to the per share trading price of our common stock that results from the reverse stock split include:

•        broadening the pool of investors that may be interested in investing in our Company by attracting new investors who would prefer not to invest in shares that trade at lower share prices;

•        making our common stock a more attractive investment to institutional investors; and

•        better enabling us to raise funds to finance planned operations.

An increased stock price may encourage investor interest and improve the marketability of our common stock to a broader range of investors, and thus improve liquidity and lower average transaction costs. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. A higher market price may enable institutional investors and brokerage firms with policies and practices such as those described above to invest in our common stock.

In evaluating the reverse stock split, our Board of Directors will also take into consideration negative factors associated with reverse stock splits. These factors include the negative perception of reverse stock splits held by many investors, analysts and other stock market participants, as well as the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined back to pre-reverse stock split levels. Our Board of Directors plans to implement the reverse stock split if it determines that these potential negative factors are outweighed by the potential benefits, and believes that increasing the per share market price of our common stock as a result of the reverse stock split may encourage greater interest in our common stock and enhance the acceptability and marketability of our common stock to the financial community and investing public as well as promote greater liquidity for our stockholders. In addition, if this proposal is approved, and the proposal to amend the certificate of incorporation to effectively increase the number of authorized shares of common stock is approved and the reverse stock split is implemented, our Board of Directors currently intends to effect the amendment to the certificate of incorporation to effectively increase the total number of shares of common stock to a number that is calculated as the current authorized common share amount multiplied by 2x (two times) times the final reverse stock split ratio. This will allow the Company to (i) maintain alignment with market expectations regarding the number of authorized shares of our common stock in comparison to the number of shares issued or reserved for issuance following any reverse stock split and ensure that we do not have what certain stockholders might view as an unreasonably high number of authorized shares which are not issued or reserved for issuance, (ii) provide us with the ability to pursue financing and corporate opportunities involving our common stock, which may include private or public offerings of our equity securities, and (iii) provide us with the ability to grant appropriate equity incentives for our employees over time. At present, our Board of Directors has no immediate plans, arrangements or understandings to issue the additional shares of common stock.

The form of the proposed amendment to our certificate of incorporation to effect the reverse stock split, if implemented, is attached as Appendix C to this proxy statement. Any amendment to our certificate of incorporation to effect the reverse stock split will include the reverse stock split ratio fixed by our Board of Directors, which shall not exceed 1-for-20.

Criteria to be Used by Board in Deciding Whether to Apply the Reverse Stock Split

If our stockholders approve the reverse stock split, our Board of Directors will be authorized to proceed with the reverse split. In determining whether to proceed with the reverse split and setting the exact split ratio, if any, our Board of Directors will consider a number of factors, including market conditions and existing and expected trading prices of our common stock, as well as those factors described above.

Effect of the Reverse Stock Split

The reverse stock split would be effected simultaneously for all outstanding shares of our common stock. The reverse stock split would affect all of our stockholders uniformly and would not affect any stockholder’s percentage ownership interest in our Company, except to the extent that the reverse stock split resulted in any of our stockholders owning a fractional share. The reverse stock split would not change the terms of our common stock. After the reverse stock split, the shares of common stock would have the same voting rights and rights to dividends and distributions and would be identical in all other respects to the common stock now authorized, which is not entitled to preemptive or subscription rights, and is not subject to conversion, redemption or sinking fund provisions. The post-reverse stock split common stock would remain fully paid and non-assessable. The reverse stock split is not intended as, and would not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act. Following the reverse stock split, we would continue to be subject to the periodic reporting requirements of the Exchange Act.

As of the effective time of the reverse stock split, we would adjust and proportionately increase the number of shares of our common stock reserved for issuance upon exercise of, and adjust and proportionately increase the exercise price of, all options and warrants and other rights to acquire our common stock. In addition, as of the effective time of the reverse stock split, we would adjust and proportionately increase the total number of shares of our common stock that may be the subject of the future grants under our stock plans.

As of the effective time of the reverse stock split, the conversion ratio by which shares of our outstanding preferred stock, if any, convert to common stock would also be automatically adjusted such that the number of shares of common stock issuable upon conversion of our preferred stock would be proportionally reduced. The reverse stock split would not change the number of authorized shares of our preferred stock.

Assumes Reverse Stock Split and Effective Increase of Shares of Authorized Common Stock

The following table contains approximate information, based on share information as of March 31, 2023, relating to our outstanding common stock based on the proposed reverse stock split ratios and information regarding our authorized shares assuming the reverse stock split and the amendment to effectively increase the number of shares of authorized common stock are approved and implemented, assuming reverse stock split ratios of 1-for-5, 1-for-10 and 1-for-20, which reflect a low, middle and high end of the not to exceed reverse split ratio that our stockholders are being asked to approve, respectively:

	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Reserved for Future Issuance	Number of Shares of Common Stock Authorized but Not Outstanding or Reserved
Pre-Reverse Stock Split	200,000,000	91,032,030	19,553,983	89,413,987
Reverse Stock Split Ratio of 1-for-5	80,000,000	18,206,406	3,910,797	57,882,797
Reverse Stock Split Ratio of 1-for-10	40,000,000	9,103,203	1,9555,398	28,941,399
Reverse Stock Split Ratio of 1-for-20	20,000,000	4,551,602	977,699	14,470,699

Assumes Reverse Stock Split Only

The following table contains approximate information, based on share information as of March 31, 2023, relating to our outstanding common stock based on the proposed reverse stock split ratios and information regarding our authorized shares assuming that the amendment to effectively increase the number of shares of authorized common stock is not approved, assuming reverse stock split ratios of 1-for-5, 1-for-10 and 1-for-20, which reflect a low, middle and high end of the not to exceed reverse split ratio that our stockholders are being asked to approve, respectively:

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Reserved for Future Issuance	Number of Shares of Common Stock Authorized but Not Outstanding or Reserved
Pre-Reverse Stock Split	200,000,000	91,032,030	19,553,983	89,413,987
Reverse Stock Split Ratio of 1-for-5	200,000,000	18,206,406	3,910,797	177,882,797
Reverse Stock Split Ratio of 1-for-10	200,000,000	9,103,203	1,955,398	188,941,399
Reverse Stock Split Ratio of 1-for-20	200,000,000	4,551,602	977,699	194,470,699

If this proposal is approved and our Board of Directors elects to effect the reverse stock split, the number of outstanding shares of common stock would be reduced in proportion to the ratio of the split chosen by our Board of Directors. Accordingly, if a reverse stock split is effected, and the proposal to amend the certificate of incorporation to effectively increase the number of authorized shares of common stock is approved, our Board of Directors expects to file an amendment to our certificate of incorporation to effectively increase the number of authorized shares of common stock, after giving effect to the reverse stock split. At present, our Board of Directors has no immediate plans, arrangements or understandings to issue the additional shares of common stock. If the proposed amendment to effectively increase the number of authorized shares of common stock is not approved or implemented by the Board of Directors, the total number of shares of capital stock that we are authorized to issue will not be affected by the reverse stock split and will remain 210,000,000 shares, consisting of 200,000,000 shares of common stock and 10,000,000 shares of preferred stock.

Additionally, if this proposal is approved and our Board of Directors elects to effect the reverse stock split, we would communicate to the public, prior to the effective date of the stock split, additional details regarding the reverse split, including the specific ratio selected by our Board of Directors. If the Board of Directors does not implement the reverse stock split by the date of our 2024 annual meeting of stockholders, the authority granted in this proposal to implement the reverse stock split will terminate.

Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split

The effect of the reverse stock split upon the market prices for our common stock cannot be accurately predicted, and the history of similar stock split combinations for companies in like circumstances is varied. If the reverse stock split is implemented, the post-split market price of our common stock may be less than the pre-split price multiplied by the reverse stock split ratio.

In addition, a reduction in number of shares outstanding may impair the liquidity for our common stock, which may reduce the value of our common stock. Also, some stockholders may consequently own less than one hundred shares of our common stock. A purchase or sale of less than one hundred shares may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than one hundred shares following the reverse stock split may be required to pay modestly higher transaction costs should they then determine to sell their shares.

Procedure for Effecting the Reverse Stock Split and Exchange of Stock Certificates

If our stockholders approve the proposal to effect the reverse stock split, and if our Board of Directors still believes that a reverse stock split is in the best interests of us and our stockholders, our Board of Directors will determine the ratio of the reverse stock split to be implemented and we will file the certificate of amendment with the Secretary of State of the State of Delaware. As soon as practicable after the effective date of the reverse stock split, stockholders will be notified that the reverse stock split has been effected.

Beneficial Owners of Common Stock. Upon the implementation of the reverse stock split, we intend to treat shares held by stockholders in “street name” (i.e., through a bank, broker, custodian or other nominee) in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the reverse stock split and making payment for fractional shares. If a stockholder holds shares of our common stock with a bank, broker, custodian or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker, custodian or other nominee.

Registered Holders of Common Stock. Certain of our registered holders of common stock hold some or all of their shares electronically in book-entry form with our transfer agent, EQ Shareowner Services. These stockholders do not hold physical stock certificates evidencing their ownership of our common stock. However, they are provided with a statement reflecting the number of shares of our common stock registered in their accounts. If a stockholder holds registered shares in book-entry form with our transfer agent, no action needs to be taken to receive post-reverse stock split shares or payment in lieu of fractional shares, if applicable. If a stockholder is entitled to post-reverse stock split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of our common stock held following the reverse stock split.

Holders of Certificated Shares of Common Stock. As of the date of this proxy statement, certain of our shares of common stock were held in certificated form. Stockholders of record at the time of the reverse stock split who hold shares of our common stock in certificated form will be sent a transmittal letter by the transfer agent after the effective time that will contain the necessary materials and instructions on how a stockholder should surrender his, her or its certificates, if any, representing shares of our common stock to the transfer agent.

Fractional Shares

We would not issue fractional shares in connection with the reverse stock split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the reverse stock split ratio will be entitled, upon surrender to the exchange agent of certificates representing such shares, to a cash payment in lieu thereof at a price equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the common stock, as reported on The Nasdaq Capital Market, on the last trading day prior to the effective date of the split. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except to receive payment therefor as described herein.

No Appraisal Rights

No action is proposed herein for which the laws of the State of Delaware, or our certification of incorporation or bylaws, provide a right to our stockholders to dissent and obtain appraisal of, or payment for, such stockholders’ capital stock.

Accounting Consequences

The reverse stock split would not affect total assets, liabilities or shareholders’ equity. However, the per share net income or loss and net book value of the common stock would be retroactively increased for each period because there would be fewer shares of common stock outstanding.

Federal Income Tax Consequences

The following is a brief summary of certain U.S. federal income tax consequences of a reverse stock split to us and to stockholders that hold shares of our common stock as capital assets for U.S. federal income tax purposes (generally, property held for investment). The summary is based on the Code, applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this Proxy Statement, and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local or foreign tax laws.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to stockholders in light of their particular circumstances or to stockholders who may be subject to special tax treatment under the Code, including, without limitation, dealers in securities, commodities or foreign currency, persons who are treated as non-U.S. persons for U.S. federal income tax purposes, certain former citizens or long-term residents of the United States, insurance companies, tax-exempt organizations, banks, financial institutions, small business investment companies, regulated investment companies, real estate investment trusts, retirement plans, persons whose functional currency is not the U.S. dollar, traders that mark-to-market their securities, persons subject to the alternative minimum tax or Medicare contribution tax on net investment income, persons who hold their shares of our common stock as part of a hedge, straddle, conversion or other risk reduction transaction, persons who hold their shares of our common stock as “qualified small business stock” under Section 1045 and/or 1202 of the Code, or who acquired their shares of our common stock pursuant to the exercise of compensatory stock options, the vesting of previously restricted shares of stock or otherwise as compensation.

The state and local tax consequences of a reverse split may vary as to each stockholder, depending on the jurisdiction in which such stockholder resides, and any state or local tax considerations are beyond the scope of this discussion. This discussion should not be considered as tax or investment advice, and the tax consequences of a reverse stock split may not be the same for all stockholders. Stockholders should consult their own tax advisors to understand their individual federal, state, local and foreign tax consequences.

Tax Consequences to the Company. We will not recognize taxable income, gain or loss in connection with the reverse stock split.

Tax Consequences to Stockholders. A stockholder generally will not recognize gain or loss on the reverse stock split, except in respect of cash, if any, received in lieu of a fractional share interest. In general, the aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged therefor (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-split shares received will include the holding period of the pre-split shares exchanged.

A holder of the pre-split shares who receives cash in lieu of a fractional share interest generally will be treated as having exchanged a fractional share interest for cash in a redemption that is subject to Section 302 of the Code, assuming the fractional share interest is purchased directly by the Company. The redemption will be treated as a sale of the fractional share, and not as a distribution under Section 301 of the Code, if the receipt of cash (a) is “substantially disproportionate” with respect to the holder, (b) results in a “complete termination” of the holder’s interest, or (c) is “not essentially equivalent to a dividend” with respect to the holder, in each case taking into account shares both actually and constructively owned by such holder (under certain constructive ownership rules). A distribution is not essentially equivalent to a dividend if the holder undergoes a “meaningful reduction” in the holder’s proportionate interest. If the redemption is treated as a sale, the holder will recognize capital gain or loss equal to the difference between the portion of the tax basis of the post-split shares allocated to the fractional share interest and the cash received. If the redemption does not meet one of the Section 302 tests, the cash distribution will be treated as a distribution under Section 301 of the Code. In such case, the cash distribution will be treated as a dividend to the extent of our current and accumulated earnings and profits allocable to the distribution, and then as a recovery of basis to the extent of the holder’s tax basis in his or her shares (which, for these purposes, may include the holder’s tax basis in all of his or her shares rather than only the holder’s tax basis in his or her fractional share interest, although the law is not entirely clear), and finally as gain from the sale of stock.

Whether a holder who receives cash in lieu of fractional shares will have a meaningful reduction in ownership will depend on all of the facts and circumstances existing at and around the time of the reverse stock split, including the size of the holder’s percentage interest in our common stock before and after the reverse stock split. In this regard, the Internal Revenue Service (the “IRS”) has indicated in published rulings that any reduction in the percentage interest of a public company stockholder whose relative stock interest is minimal (an interest of less than 1% of the outstanding Company common stock should satisfy this requirement) and who exercises no control over corporate affairs should constitute a meaningful reduction in such stockholder’s interest. However, some stockholders receiving cash in lieu of a fractional share will have an increase in their percentage ownership interest in the Company and therefore could be subject to dividend treatment on the receipt of cash in lieu of such fractional share ownership interest. Such potential dividend treatment will not apply if the fractional shares interests are aggregated and sold by the Company on the open market, in which case the proceeds will be treated as received in connection with a sale of stock.

We recommend that stockholders consult their own tax advisors to determine the extent to which their fractional share redemption is treated as a sale of the fractional share or as a distribution under Section 301 of the Code and the tax consequences thereof.

Information Reporting and Backup Withholding. Payment of cash in lieu of fractional shares within the United States or conducted through certain U.S. related financial intermediaries is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that he or she is not a U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. holder) or the stockholder otherwise establishes an exemption. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such stockholder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

Vote Required

The affirmative vote of the holders of a majority of our outstanding shares of common stock as of the record date will be required to approve the Reverse Stock Split Proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL 6

PROPOSAL 7—APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT AN EFFECTIVE INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

General

Our certificate of incorporation currently authorizes the Company to issue a total of 210,000,000 shares of capital stock, consisting of 200,000,000 shares of common stock, par value $0.00001 per share, and 10,000,000 shares of preferred stock, par value $0.00001 per share.

Subject to stockholder approval, the Board of Directors approved an amendment to our certificate of incorporation to, at the discretion of the Board of Directors, and subject to our stockholders approving Proposal 6 and the implementation of the reverse stock split, revise the total number of shares of common stock that the Company is authorized to issue from 200,000,000 to a number that is calculated as the current authorized common share amount multiplied by 2x (two times) the final reverse stock split ratio. The effective increase in authorized shares will not change the number of authorized shares of preferred stock, which currently consists of 10,000,000 shares.

The primary purpose of the increase in authorized shares is to effectively increase the number of authorized shares of common stock, after giving effect to the reverse stock split. This effective increase would allow us to (i) maintain alignment with market expectations regarding the number of authorized shares of our common stock in comparison to the number of shares issued or reserved for issuance following any reverse stock split and ensure that we do not have what certain stockholders might view as an unreasonably high number of authorized shares which are not issued or reserved for issuance, (ii) provide us with the ability to pursue financing and corporate opportunities involving our common stock, which may include private or public offerings of our equity securities, and (iii) provide us with the ability to grant appropriate equity incentives for our employees over time. Accordingly, the implementation of the effective increase in authorized shares is expressly conditioned on stockholder approval of the reverse stock split proposal and the implementation of the reverse stock split.

The actual timing for implementation of the effective increase in authorized shares would be determined by the Board of Directors, following or concurrent with the implementation of the reverse stock split, and based upon its evaluation as to when such action would be most advantageous to the Company and its stockholders. Notwithstanding approval of the proposal to effectively increase the number of authorized shares of common stock and the proposal to effect a reverse stock split by our stockholders and the implementation of the reverse stock split, the Board of Directors will have the sole authority to elect whether or not and when to amend our certificate of incorporation to effect the effective increase in authorized shares. If the proposal to effectively increase the authorized shares of common stock and the proposal to effect a reverse stock split are approved by our stockholders and the reverse stock split is implemented, the Board of Directors will make a determination as to whether effecting the effective increase in authorized shares of common stock is in the best interests of the Company and our stockholders in light of, among other things, the Company’s anticipated needs for future equity issuances. For additional information concerning the factors the Board of Directors will consider in deciding whether to effect the effective increase in authorized shares of common stock, see “Board Discretion to Effect the Effective Increase of Authorized Shares.”

The text of the proposed amendment to the Company’s certificate of incorporation to effect the effective increase in authorized shares of common stock is included in Appendix C to this proxy statement (the “Authorized Share Charter Amendment”). If the proposal to effectively increase the number of authorized shares of common stock and the proposal to effect a reverse stock split are approved by the Company’s stockholders and the reverse stock split is implemented, the Company will have the authority to file the Authorized Share Charter Amendment with the Secretary of State of the State of Delaware, which will become effective upon its filing; provided, however, that the Authorized Share Charter Amendment is subject to revision to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board of Directors deems necessary and advisable. If the proposal to effectively increase the number of authorized shares of common stock is not approved the Company’s stockholders but the proposal to effect a reverse stock split is approved by the Company’s stockholders and the reverse split is implemented, the portion of the Appendix C constituting the Authorized Share Charter Amendment will be removed from Appendix C and will not be filed.

Purpose

The primary purpose of the effective increase in authorized shares of common stock is to effectively increase the total number of shares that we are authorized to issue to (i) maintain alignment with market expectations regarding the number of authorized shares of our common stock in comparison to the number of shares issued or reserved for issuance following any reverse stock split and ensure that we do not have what certain stockholders might view as an unreasonably high number of authorized shares which are not issued or reserved for issuance, (ii) provide us with the ability to pursue financing and corporate opportunities involving our common stock, which may include private or public offerings of our equity securities, and (iii) provide us with the ability to grant appropriate equity incentives for our employees over time. Accordingly, the implementation of the effective increase in authorized shares of common stock is expressly conditioned on the approval of the proposal to effect a reverse stock split and the implementation of the reverse stock split. In addition, the effective increase in authorized shares of common stock is anticipated to decrease the amount of annual franchise taxes that the Company may be required to pay to the State of Delaware following the reverse stock split.

Effect of the Effective Increase of Authorized Shares; Risks Associated with the Effective Increase of Authorized Shares

If the effective increase in authorized shares of common stock is implemented, it will revise the total number of shares of common stock that we are authorized to issue from 200,000,000 to a number that is calculated as the current authorized common share amount multiplied by 2x (two times) the final reverse stock split ratio. The effective increase in authorized shares of common stock would not have any effect on the rights of existing stockholders and the par value per share of common stock will remain $0.00001. The effective increase in authorized shares of common stock would not have any impact on the total number of shares of preferred stock that the Company is authorized to issue, which will remain at 10,000,000 shares. If the reverse stock split proposal is approved and implemented by the Board of Directors, but the proposed amendment to effectively increase the number of authorized shares of common stock is not approved or implemented by the Board of Directors, the total number of shares of capital stock that we are authorized to issue will not be affected by the reverse stock split and will remain 210,000,000 shares, consisting of 200,000,000 shares of common stock and 10,000,000 shares of preferred stock.

The effective increase in the number of authorized shares of common stock would result in an effectively greater number of shares of authorized but unissued common stock being available for future issuance for various purposes, including raising capital or making acquisitions. We currently expect that the amount of authorized but unissued shares of common stock available for future issuances following the reverse stock split and effective increase in authorized shares of common stock will be sufficient for our future needs.

The effective increase in authorized shares of common stock is conditioned on the approval of the proposal to effect a reverse stock split and the implementation of the reverse stock split, and will be effected to revise the number of authorized shares of common stock to a number that is calculated as the current authorized common share amount multiplied by 2x (two times) times the final reverse stock split ratio.

Conditioned on Reverse Stock Split

The Board of Directors intends to proceed with the effective increase in authorized shares of common stock only if and when the proposal to effect a reverse stock split is approved by our stockholders and the reverse stock split is implemented. Accordingly, if we do not receive approval of the proposal to effect a reverse stock split or the Board of Directors determines not to proceed with the reverse stock split, then we will not implement the effective increase in authorized shares of common stock.

The implementation of the reverse stock split, however, is not conditioned on the approval of the proposal to effectively increase the number of authorized shares of common stock or the implementation of the effective increase of authorized shares of common stock. Even if the proposal to effectively increase the authorized shares of common stock is not approved by our stockholders or if the Board of Directors determines not to implement the effective increase in authorized shares of common stock, the Board of Directors will retain the option to implement the reverse stock split, subject to the approval of the proposal to effect a reverse stock split by our stockholders.

Board Discretion to Effect the Effective Increase of Authorized Shares

If the proposal to effectively increase the authorized shares of common stock and the proposal to effect a reverse stock split are approved by our stockholders and the reverse stock split is implemented, the effective increase in authorized shares of common stock will only be effected upon a determination by the Board of Directors, in its sole discretion, that filing the Authorized Share Charter Amendment to effect the effective increase in authorized shares of common stock is in the best interests of the Company and its stockholders. In making its determination, the Board of Directors will consider, among other things, whether the effective increase in authorized shares of common stock is in the best interests of the Company’s stockholders in light of the Company’s anticipated needs to reserve authorized shares of common stock for:

•        raising capital through the sale of equity securities;

•        entering into strategic business combinations;

•        providing equity incentives to officers, directors and employees; and

•        other corporate purposes.

In addition, whether the Board of Directors determines to implement the effective increase in authorized shares of common stock will depend on the ratio that the Board of Directors selects for the reverse stock split and the number of shares of common stock that are issued and outstanding following the reverse stock split.

Effective Time of the Effective Increase of Authorized Shares

If the proposal to effectively increase the authorized shares of common stock and the proposal to effect a reverse stock split are approved by our stockholders and the reverse stock split is implemented, the effective increase in authorized shares of common stock would become effective, if at all, when the Authorized Share Amendment is accepted and recorded by the office of the Secretary of State of the State of Delaware. However, notwithstanding approval of the proposal to effectively increase the authorized shares of common stock and the proposal to effect a reverse stock split by our stockholders and the implementation of the reverse stock split, the Board of Directors will have the sole authority to elect whether or not and when to amend our certificate of incorporation to effect the effective increase in authorized shares of common stock.

Vote Required

The affirmative vote of the holders of a majority of our outstanding shares of common stock as of the record date will be required to approve the proposal to amend the Company’s certificate of incorporation to effectively increase the number of authorized shares of common stock.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL 7

EQUITY COMPENSATION PLAN INFORMATION

We maintain the following equity compensation plans under which equity securities are authorized for issuance to our employees and directors: the 2013 Plan, the 2014 Non-Employee Equity Compensation Plan, the ESPP, the 2017 Equity Inducement Plan and the Performance Share Unit Plan. All of these plans (with the exception of the 2017 Equity Inducement Plan) were approved by our stockholders. The following table presents information about our equity plans as of December 31, 2022.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plan (excluding securities outstanding)
Equity compensation plans approved by security holders	1,807,811	(1)	$1.27	(2)	4,217,637	(3)
Equity compensation plans not approved by security holders	657,583	(4)	$—	(2)	1,566,170	(5)
Total	2,465,394		$1.27	(2)	5,783,807

(1)	Includes 1,507,549 outstanding restricted stock units under plans approved by our security holders and options to purchase 300,262 shares of common stock.
(2)	Does not include RSUs, which have no exercise price.
(3)

Includes 1,294,884 shares available for issuance under our 2013 Plan, 670,690 shares available for issuance under our 2014 Non-Employee Equity Compensation Plan and 2,252,063 shares available for issuance under our 2015 Performance Share Unit Plan.

(4)	Includes outstanding RSUs covering 657,583 shares issued as inducement awards, which vest in four equal annual installments on the anniversary of the employees’ hire dates.
(5)	Includes 1,566,170 shares available for issuance under our 2017 Equity Inducement Plan.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of March 31, 2023 by:

•	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;
•	each member of our Board of Directors, and each nominee for election to our Board;
•	each named executive officer identified in the Summary Compensation Table below; and
•	all of our executive officers and directors as a group.

Unless otherwise noted, the address of each person listed on the table is c/o Energous Corporation at 3590 North First Street, Suite 210, San Jose, California 95134. To our knowledge, each person listed below has sole voting and investment power over the shares shown as beneficially owned by them, except to the extent jointly owned with spouses or otherwise noted below.

Beneficial ownership is determined in accordance with SEC rules. The information does not necessarily indicate ownership for any other purpose. Under these rules, shares issuable pursuant to stock options that may be exercised, and RSUs and performance share units (“PSUs”) that may vest, within 60 days after March 31, 2023 are deemed to be beneficially owned and outstanding for purposes of calculating the number of shares and the percentage of shares beneficially owned by that person. However, these shares are not deemed to be beneficially owned and outstanding for purposes of computing the percentage beneficially owned by any other person. Percentages of common stock outstanding as of March 31, 2023 are calculated based upon 91,032,030 shares of common stock outstanding on that date.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Class
Directors and Executive Officers
Reynette Au (1)	112,337	*
Rahul Patel (2)	36,680	*
Sheryl Wilkerson (3)	60,473	*
J. Michael Dodson (4)	—	*
David Roberson (5)	—	*
Cesar Johnston (6)	637,030	*
William Mannina (7)	65,709	*
All current directors and all executive officers as a group (7 persons) (8)	912,229	1.0%
Five Percent Stockholders
None

*	Represents less than 1% of our outstanding shares of common stock.
(1)	Includes 112,337 shares held.
(2)	Includes 36,680 shares held.
(3)	Includes 60,473 shares held.
(4)	J. Michael Dodson joined the Board on August 12, 2022.
(5)	David Roberson joined the Board on August 12, 2022.
(6)	Includes 614,213 shares held and 22,817 shares issuable upon the settlement of RSUs that will vest within 60 days of March 31, 2023.
(7)	Includes 58,209 shares held and 7,500 shares issuable upon the settlement of RSUs that will vest within 60 days of March 31, 2023.

EXECUTIVE OFFICERS

Set forth below is background information relating to our current executive officers:

Name	Age	Position
Cesar Johnston	59	Chief Executive Officer
William Mannina	53	Acting Chief Financial Officer

There are no family relationships between any of our directors and any of our executive officers.

Cesar Johnston’s biography is included above under the section titled “Proposal No. 1: Election of Directors” with the biographies of the other nominees for election to the Board. The biography for our other NEOs are below.

William Mannina joined Energous in September 2016 and has served as Acting Chief Financial Officer since August 2021. Prior to his current role, he acted as Vice President of Finance, Senior Director of Finance and Corporate Controller for the Company. From 2015 to 2016, he was an independent CPA consultant, engaged in general accounting and consulting. From 2008 to 2015, he was the Corporate Controller for Kana Software, Inc., a provider of on-premises and cloud computing hosted customer relationship management software products. Prior to Kana Software, he was the Corporate Controller for Narus Inc. and ArcSight, the Assistant Corporate Controller at Symmetricom, Inc., and the Corporate Controller for Blaze Software, Inc. He was previously a Senior Auditor at Mohler, Nixon & Williams (now part of Moss Adams), and began his career as an Accountant at Tandem Computers, Inc. Mr. Mannina is a licensed Certified Public Accountant, and received a B.S. in Accounting, MBA in Finance and Marketing, and M.S. in Taxation from San Jose State University.

EXECUTIVE COMPENSATION

Our compensation philosophy is to offer our executive officers compensation and benefits that are competitive and meet our goals of attracting, retaining and motivating highly skilled management, which is necessary to achieve our financial and strategic objectives and create long-term value for our stockholders. We believe the levels of compensation we provide should be competitive, reasonable and appropriate for our business needs and circumstances. The principal elements of our executive compensation program have to date included base salary, incentive quarterly performance bonuses and long-term equity compensation in the form of stock options and restricted stock units, including performance-based restricted stock units. We believe successful long-term Company performance is more critical to enhancing stockholder value than short-term results. For this reason and to conserve cash and better align the interests of management and our stockholders, we emphasize long-term performance-based equity compensation over base annual salaries.

The following table sets forth information concerning the compensation earned during 2022 and 2021 by the individual that served as our principal executive officer during 2022, our most highly compensated executive officer other than the individual who served as our principal executive officer during 2022, and the individual who would have been one of our two most highly compensated executive officers had he remained employed with the Company through the end of fiscal year 2022 (collectively, the “named executive officers”):

Summary Compensation Table for 2022

Name and Principal Position	Year	Salary	Non-Equity Incentive Plan Compensation		Stock Awards ($)(1)		Stock Option Awards ($)(2)		All Other Compensation		TOTAL
Cesar Johnston	2022	$400,000	$480,000	(3)	$381,240	(10)	$308,460	(16)	—		$1,569,700
Chief Executive Officer	2021	$358,517	$339,269	(4)	$1,611,492	(11)	$—		—		$2,309,278

William Mannina	2022	$253,267	$202,901	(5)	$92,700	(12)	$—		—		$548,868
Acting Chief Financial Officer	2021	$245,173	$90,625	(6)	$465,525	(13)	$—		—		$801,323

Neeraj Sahejpal	2022	$117,227	$102,867	(8)	$—	(14)	$—		$545,782	(17)	$765,876
Former Sr. Vice President of Marketing and Business Development (7)	2021	$261,250	$241,656	(9)	$1,293,529	(15)	$—		$—		$1,796,435

(1)

Amounts shown in this column indicate the grant date fair value of RSUs and PSUs computed in accordance with FASB ASC Topic 718. For additional information regarding the assumptions made in calculating these amounts, see the notes to our audited financial statements included in our 2022 Annual Report on Form 10-K.

(2)

Amounts shown in this column indicate the grant date fair value of stock options computed in accordance with FASB ASC Topic 718. For additional information regarding the assumptions made in calculating these amounts, see the notes to our audited financial statements included in our 2022 Annual Report on Form 10-K.

(3)

Represents 100% achievement of 2022 performance goals, including development of an international strategy regarding regulatory approvals and certifications, achievement of financing goals, and public relations goals.

(4)

Represents 100% achievement of 2021 performance goals, including development of an international strategy regarding regulatory approvals and certifications, achievement of financing goals, and public relations goals.

(5)

Represents 100% achievement of 2022 performance goals, including completion of financing and revenue goals, the completion of project milestones within customer contracts, and the development of technical solutions related to upcoming products.

(6)

Represents 100% achievement of 2021 performance goals, including completion of financing and revenue goals, the completion of project milestones within customer contracts, and the development of technical solutions related to upcoming products.

(7)	Mr. Sahejpal departed the Company on April 30, 2022.
(8)

Represents 100% achievement of 2022 performance goals, including completion of financing and revenue goals, the completion of project milestones within customer contracts, and the development of technical solutions related to upcoming products.

(9)

Represents 100% achievement of 2021 performance goals, including completion of financing and revenue goals, the completion of project milestones within customer contracts, and the development of technical solutions related to upcoming products.

(10)	Represents grants of RSUs covering 150,000 shares and PSUs covering 187,000 shares.
(11)	Represents grants of RSUs covering 273,792 shares and PSUs covering 188,089 shares.
(12)	Represents grants of RSUs covering 90,000 shares.
(13)	Represents grants of RSUs covering 115,000 shares and PSUs covering 42,250 shares.
(14)	No equity awards were granted in 2022.
(15)	Represents grants of RSUs covering 209,400 shares and PSUs covering 154,756 shares.
(16)	Represents grants of stock options covering 300,000 shares with an exercise price of $1.27 per share and a grant date fair value of $1.0282 per share.
(17)	Includes severance payments pertaining to 2022, including accruals for compensation, COBRA and projected bonus.

Outstanding Equity Awards at December 31, 2022

The following table provides information regarding equity awards held by the named executive officers as of December 31, 2022.

	Options Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(1)		Market Value of Shares or Units of Stock that Have Not Vested ($)(2)
Cesar Johnston	—	300,000	(3)	$1.27	12/5/2031	34,198	(4)	$28,384
						79,916	(5)	66,330
						100,000	(6)	83,000
William Mannina	—	—		—	—	7,500	(4)	6,225
						35,000	(5)	29,050
						25,000	(7)	20,750
						90,000	(8)	74,700
Neeraj Sahejpal (9)	—	—		—	—	—		—

(1)	No PSUs were outstanding as of December 31, 2022.
(2)	Based on the closing price of our common stock on December 31, 2022, which was $0.83 per share.
(3)	Represents unvested portion of stock options, half of which vest on the second anniversary of December 6, 2021 and a quarter of which vest on each of the next two anniversaries of December 6, 2021.
(4)	Represents unvested portion of RSUs vesting in quarterly installments through August 15, 2023.
(5)	Represents unvested portion of RSUs vesting in quarterly installments through August 15, 2024.
(6)	Represents unvested portion of RSUs vesting in quarterly installments through December 6, 2024.
(7)	All shares vest on August 16, 2023.
(8)	Half of shares vest on June 1, 2023, then remaining shares vest in quarterly installments through June 1, 2024.
(9)	Mr. Sahejpal departed the Company on April 30, 2022.

Employment Agreements and Change of Control Arrangements

Termination or Change in Control Arrangements

Cesar Johnston. In connection with Mr. Johnston’s appointment as Chief Executive Officer, the Company and Mr. Johnston entered into an amended and restated severance and change in control agreement (the “Johnston A&R CIC Agreement”), dated as of December 6, 2021. Under the terms of the Johnston A&R CIC Agreement, in the event of a termination that is not a change-in-control qualifying termination, Mr. Johnston is entitled to (a) a one-time lump sum payment by the Company in an amount equal to 18 months of his monthly base salary plus an amount equal to 100% of his target bonus plus, if agreed by the Compensation Committee, a discretionary bonus for the year in which the termination occurs, (b) any outstanding unvested equity awards held by Mr. Johnston that would vest in the next 18 months of continuing employment (other than any equity awards that vest upon satisfaction of performance criteria) will accelerate and become vested and (c) if Mr. Johnston timely elects continued coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company or its successor will pay the full amount of Mr. Johnston’s COBRA premiums on his behalf for 18 months.

The Johnston A&R CIC Agreement additionally provides that, in the event of a change-in-control qualifying termination, Mr. Johnston is entitled to (a) a one-time lump sum payment by the Company in an amount equal to 18 months of his monthly base salary plus an amount equal to 150% of his target bonus plus a prorated bonus for the year in which the termination occurs, (b) any outstanding unvested equity awards held by Mr. Johnston (including any equity awards that vest upon satisfaction of performance criteria) will accelerate in full and become vested and (c) if Mr. Johnston timely elects continued coverage under COBRA, the Company or its successor will pay the full amount of Mr. Johnston’s COBRA premiums on his behalf for 18 months.

Mr. Johnston is also eligible to receive all customary and usual benefits generally available to senior executives of the Company.

Neeraj Sahejpal. In July 2020, the Company and Mr. Sahejpal entered into an amendment and restatement of his then existing severance and change of control agreement with the Company (as amended and restated, the “Sahejpal Severance Agreement”). Under the terms of the Sahejpal Severance Agreement, the Company agreed that if Mr. Sahejpal was terminated in a Qualifying CiC Termination (as defined therein), he would receive a lump sum equal to 12 months of his monthly base salary, an amount equal to 100% of his target bonus, and a prorated bonus for the year in which the termination occurred. In addition, to the extent allowable, 100% of Mr. Sahejpal’s equity awards would accelerate and become vested. If Mr. Sahejpal were to be terminated in a Qualifying Non-CiC Termination (as defined therein), he would receive a lump sum equal to 12 months of his monthly base salary and 100% of his annual target bonus, and if agreed by the Compensation Committee he may receive a prorated discretionary bonus for the year in which the termination occurs. In addition, the equity awards that would have vested in the 12 months following the termination would have accelerated and become vested. Finally, in both a Qualifying CiC Termination and a Qualifying Non-CiC Termination, if Mr. Sahejpal so elected, the Company would be required to pay 12 months of COBRA premiums based on the terms of the Company’s group health plan.

Mr. Sahejpal departed the Company on April 30, 2022, and such termination was deemed a Qualifying Non-CiC Termination.

PAY VERSUS PERFORMANCE

In accordance with the SEC’s disclosure requirements, we are providing the following information about the relationship between executive compensation, our total shareholder return and net income for the most recent two years. For further information about our executive compensation program, including how we link compensation to performance, see “Executive Compensation” above.

Pay Versus Performance Table

The following table sets forth information concerning the compensation of our named executive officers for each of the fiscal years ended December 31, 2022 and 2021, and our financial performance for each such fiscal year. The amounts shown for “Compensation Actually Paid” reflects the Summary Compensation Table total with certain adjustments, as described in footnote 2, below, but does not reflect compensation actually earned, realized, or received by our NEOs.

Year (1)	Summary Compensation Table Total for Cesar Johnston ($)	Summary Compensation Table Total for Stephen R. Rizzone ($)	Compensation Actually Paid to Cesar Johnston ($) (2)	Compensation Actually Paid to Stephen R. Rizzone ($) (2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($) (2)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($)	Net Loss ($)
2022	1,569,700	-	1,267,331	-	986,059	873,418	46.44	(26,275,260)
2021	1,154,639	4,059,578	807,465	4,205,821	2,085,394	1,336,448	69.44	(41,427,293)

1. For each fiscal year shown, our principal executive officers, or PEOs, and our remaining NEOs or Non-PEO NEOs, represent the following individuals:

Year	PEOs	Non-PEO NEOs
2022	Cesar Johnston	William Mannina, Neeraj Sahejpal
2021	Cesar Johnston, Stephen R. Rizzone	William Mannina, Neeraj Sahejpal, Brian Sereda

2. Amounts represent compensation actually paid to our PEOs and the average compensation actually paid to our non-PEO NEOs for the relevant fiscal year as determined under Item 402(v)(2)(iii) of Regulation S-K to calculate “compensation actually paid”, which include the following adjustments:

First PEO’s Equity Award Adjustment Breakout

To calculate the amounts in the "Compensation Actually Paid to Cesar Johnston" column in the table above, the following amounts were deducted from or added to (as applicable) Cesar Johnston’s total compensation as reported in the Summary Compensation Table:

Year	Summary compensation table total for Cesar Johnston ($)	Reported value of equity awards for Cesar Johnston (1) ($)	Fair value as of year-end for awards granted during the year ($)	Fair value year-over-year increase or decrease in unvested awards granted in prior years ($)	Fair value of awards granted and vested during the year ($)	Fair value increase or decrease from prior year end for awards that vested during the year ($)	Compensation actually paid to Cesar Johnston ($)
2022	1,569,700	(689,700)	278,600	(47,243)	162,341	2,633	1,276,331
2021	1,154,639	(805,746)	135,497	(11,178)	246,311	87,942	807,465

1. Represents the grant date fair value of the stock awards granted to Cesar Johnston, as reported in the Summary Compensation Table.

Second PEO’s Equity Award Adjustment Breakout

To calculate the amounts in the "Compensation Actually Paid to Stephen R. Rizzone" column in the table above, the following amounts were deducted from or added to (as applicable) Stephen R. Rizzone’s total compensation as reported in the Summary Compensation Table:

Year	Summary compensation table total for Stephen R. Rizzone ($)	Reported value of equity awards for Stephen R. Rizzone (1) ($)	Fair value as of year-end for awards granted during the year ($)	Fair value year-over-year increase or decrease in unvested awards granted in prior years ($)	Fair value of awards granted and vested during the year ($)	Fair value increase or decrease from prior year end for awards that vested during the year ($)	Compensation actually paid to Stephen R. Rizzone ($)
2022	-	-	-	-	-	-	-
2021	4,059,578	-	-	-	-	146,243	4,205,821

1. Represents the grant date fair value of the stock awards granted to Stephen R. Rizzone, as reported in the Summary Compensation Table.

NEO Equity Award Adjustment Breakout

To calculate the amounts in the "Average Compensation Actually Paid to Non-PEO NEOs” column in the table above, the following amounts were deducted from or added to (as applicable) the average total compensation of our non-PEO NEOs as reported in the Summary Compensation Table:

Year	Average summary compensation table total for Non-PEO NEOs ($)	Reported value of equity awards for NEOs (1) ($)	Fair value as of year-end for awards granted during the year ($)	Fair value year-over-year increase or decrease in unvested awards granted in prior years ($)	Fair value of awards granted and vested during the year ($)	Fair value increase or decrease from prior year end for awards that vested during the year ($)	Average compensation actually paid to NEOs ($)
2022	986,059	(69,525)	56,430	(20,959)	-	(78,587)	873,418
2021	2,085,394	(1,464,494)	198,364	(12,933)	415,205	114,912	1,336,448

1. Represents the grant date fair value of the stock awards granted to our non-PEO NEO's, as reported in the Summary Compensation Table.

Relationship Between Pay and Financial Performance Measures

The graph below compares the compensation actually paid to our PEOs and the average of the compensation actually paid to our Non-PEO NEOs, with our cumulative total shareholder return, or TSR, for the fiscal years ended December 31, 2022 and 2021. TSR amounts reported in the graph assume an initial fixed investment of $100.

Pay Versus TSR 2021 - 2022
Compensation Actually Paid ($ thousands)
6,000
5,000
4,000
3,000
2,000
1,000
-
$80
$70
$60
$50
$40
$30
$20
$10
$0
Indexed Total Shareholder Return
2021
2022
Compensation actually paid to PEOs
Average compensation actually paid to non-PEO NEOs
Total share-holder return

The graph below compares the compensation actually paid to our PEOs and the average of the compensation actually paid to our Non-PEO NEOs, with our net income, for the fiscal years ended December 31, 2022 and 2021.

Pay Versus Net Loss 2021 - 2022
Compensation Actually Paid ($ thousands)
6,000
4,000
2,000
-
(2,000)
(4,000)
(6,000)
50,000
40,000
30,000
20,000
10,000
-
(10,000)
(20,000)
(30,000)
(40,000)
(50,000)
Net Loss ($ thousands)
2021
2022
Compensation actually paid to PEOs
Average compensation actually paid to non-PEO NEOs
Company's Net loss

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Other than compensation agreements and other arrangements that are described in “Executive Compensation,” in 2022 there was not, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be involved, in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of the our total assets at year-end for the last two completed fiscal years; in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

Our Board has adopted a written policy with regard to related person transactions, which sets forth our procedures and standards for the review, approval or ratification of any transaction required to be reported in our filings with the SEC or in which one of our executive officers or directors has a direct or indirect material financial interest, with limited exceptions. Our policy is that the Corporate Governance and Nominating Committee shall review the material facts of all related person transactions (as defined in the related person transaction approval policy) and either approve or disapprove of the entry into any related person transaction. In the event that obtaining the advance approval of the Corporate Governance and Nominating Committee is not feasible, the Corporate Governance and Nominating Committee shall consider the related person transaction and, if the Corporate Governance and Nominating Committee determines it to be appropriate, may ratify the related person transaction. In determining whether to approve or ratify a related person transaction, the Corporate Governance and Nominating Committee will take into account, among other factors it deems appropriate, whether the related person transaction is on terms comparable to those available from an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee comprises Mr. Dodson, Mr. Roberson and Mr. Patel. None of the current or former members of the Audit Committee is an officer or employee of the Company, and the Board has determined that each member of the Audit Committee meets the independence requirements promulgated by The Nasdaq Stock Market and the SEC, including Rule 10A-3(b)(1) under the Exchange Act.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and the certification of the integrity and reliability of the Company’s internal controls procedures. In fulfilling its oversight responsibilities, the Audit Committee has reviewed the Company’s audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and has discussed them with both management and Marcum LLP (“Marcum”), the Company’s independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board. The Audit Committee has reviewed permitted services under rules of the SEC as currently in effect and discussed with Marcum their independence from management and the Company. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence. The Audit Committee has also considered and discussed the compatibility of non-audit services provided by Marcum with that firm’s independence.

Based on its review of the financial statements and the aforementioned discussions, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited financial statements be included in the Company’s Annual Report.

Respectfully submitted by the Audit Committee.

THE AUDIT COMMITTEE:

J. Michael Dodson, Chair
David Roberson
Rahul Patel

ADDITIONAL INFORMATION

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10 percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all such filings. Based solely on our review of the copies of the reports that we received and written representations that no other reports were required, we believe that our executive officers, directors and greater-than 10% stockholders complied with all applicable filing requirements on a timely basis during 2022, except the following: one report covering a total of one transaction, that was filed late by Mr. Johnston; two reports covering a total of two transactions that were filed late by Mr. Mannina; one report covering a total of one transaction, that was filed late by Mr. Sahejpal, a former executive officer; one report covering a total of one transaction, that was filed late by Ms. Au; two reports covering a total of two transactions, that were filed late by Mr. Patel; one report covering a total of one transaction, that was filed late by Ms. Wilkerson; one report covering a total of one transaction, that was filed late by Kathleen Bayless, a former Board member; and one report covering a total of two transactions, that was filed late by Daniel Fairfax, a former Board member.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on June 14, 2023

The proxy statement and 2022 annual report to stockholders are available at www.proxyvote.com.

A copy of the Company’s 2022 Annual Report to Stockholders, which consists of our 2022 Annual Report on Form 10-K for the year ended December 31, 2022, is available without charge upon written request to: Chief Financial Officer, Energous Corporation, 3590 North First Street, Suite 210, San Jose, California 95134.

“Householding” - Stockholders Sharing the Same Address

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our Annual Report on Form 10-K and proxy materials, unless the affected stockholder has provided other instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.

We expect that a number of brokers with account holders who are our stockholders will be “householding” our Annual Report on Form 10-K and proxy materials. A single set of Annual Report on Form 10-K and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting their broker. Stockholders may revoke their consent at any time by contacting EQ Shareowner Services, by email through the EQ Shareowner Services website at https://www.shareowneronline.com/UserManagement/ContactUs.aspx or toll free at (800) 468-9716.

Upon written or oral request, we will undertake to promptly deliver a separate copy of the Annual Report on Form 10-K and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Annual Report on Form 10-K and other proxy materials, you may write our Investor Relations Department at Energous Corporation, 3590 North First Street, Suite 210, San Jose, California 95134, Attn: Investor Relations, or call Mike Bishop at (415) 894-9633.

Any stockholders who share the same address and currently receive multiple copies of our Annual Report on Form 10-K and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about “householding” or our Investor Relations Department at the address listed above.

OTHER BUSINESS

The Board knows of no business that will be presented for consideration at the Annual Meeting other than those items stated above. If any other business should come before the Annual Meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting as proxyholder under the proxies.

APPENDIX A

ENERGOUS CORPORATION

2013 EQUITY INCENTIVE PLAN

(AS AMENDED AND RESTATED JUNE 14, 2023)

Energous Corporation sets forth herein the terms and conditions of its 2013 Equity Incentive Plan (as Amended and Restated June 14, 2023), as follows:

1.PURPOSE

The Plan is intended to enhance the Company’s and its Affiliates’ ability to attract and retain highly qualified officers, Non-Employee Directors, key employees and Consultants, and to motivate such officers, Non-Employee Directors, key employees and Consultants to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, other share-based awards and cash awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of performance goals in accordance with the terms and conditions hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein.

2.	DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1	“Acquiror” shall have the meaning set forth in Section 15.2.

2.2 “Affiliate” means any company or other trade or business that “controls,” is “controlled by” or is “under common control with” the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including any Subsidiary.

2.3 “Annual Incentive Award” means a cash-based Performance Award with a performance period that is the Company’s fiscal year or other 12-month (or shorter) performance period as specified under the terms and conditions of the Award as approved by the Committee.

2.4	“Award” means a grant of an Option, SAR, Restricted Stock, RSU, Other Share-based Award or cash award under the Plan.

2.5	“Award Agreement” means a written agreement between the Company and a Grantee, or notice from the Company or an Affiliate to a Grantee that evidences and sets out the terms and conditions of an Award.
2.6	“Board” means the Board of Directors of the Company.
2.7	“Business Combination” shall have the meaning set forth in Section 15.2.
2.8

“Cause” shall be defined as that term is defined in the Grantee’s offer letter or other applicable employment agreement; or, if there is no such definition, “Cause” means, unless otherwise provided in the applicable Award Agreement: (i) the commission of any act by the Grantee constituting financial dishonesty against the Company or its Affiliates (which act would be chargeable as a crime under applicable law); (ii) the Grantee’s engaging in any other act of dishonesty, fraud, intentional misrepresentation, moral turpitude, illegality or harassment that would (a) materially adversely affect the business or the reputation of the Company or any of its Affiliates with their respective current or prospective customers, suppliers, lenders or other third parties with whom such entity does or might do business or (b) expose the Company or any of its Affiliates to a risk of civil or criminal legal damages, liabilities or penalties; (iii) the repeated failure by the Grantee to follow the directives of the Chief Executive Officer of the Company or any of its Affiliates or the Board; or (iv) any material misconduct, violation of the Company’s or Affiliates’ policies, or willful and deliberate non-performance of duty by the Grantee in connection with the business affairs of the Company or its Affiliates.

2.9	“Change in Control” shall have the meaning set forth in Section 15.2.
2.10	“Code” means the Internal Revenue Code of 1986.
2.11

“Committee” means the Compensation Committee of the Board or any committee or other person or persons designated by the Board to administer the Plan. The Board will cause the Committee to satisfy the applicable requirements of any securities exchange on which the Common Stock may then be listed. For purposes of Awards to Covered Employees intended to qualify as “performance-based compensation” under Section 162(m), to the extent required by Section 162(m), Committee means all of the members of the Committee who are “outside directors” within the meaning of Section 162(m). For purposes of Awards to Grantees who are subject to Section 16 of the Exchange Act, Committee means all of the members of the Committee who are “non-employee directors” within the meaning of Rule 16b-3 adopted under the Exchange Act.

2.12	“Company” means Energous Corporation, a Delaware Corporation, or any successor corporation.
2.13	“Common Stock” means the common stock of the Company.
2.14	“Consultant” means a consultant or advisor that provides bona fide services to the Company or any Affiliate and who qualifies as a consultant or advisor under Form S-8.

2.15	“Covered Employee” means a Grantee who is a “covered employee” within the meaning of Section 162(m), as qualified by Section 12.4.
2.16

“Disability” shall be defined as that term is defined in the Grantee’s offer letter or other applicable employment agreement; or, if there is no such definition, “Disability” means, unless otherwise provided in the applicable Award Agreement, the Grantee is unable to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment that is potentially permanent in character or that can be expected to last for a continuous period of not less than 12 months; provided, however, that, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Grantee’s Service, “Disability” means “permanent and total disability” as set forth in Code Section 22(e)(3).

2.17	“Effective Date” means June 14, 2023, the date the Plan was most recently approved by the Stockholders.
2.18	“Exchange Act” means the Securities Exchange Act of 1934.
2.19

“Fair Market Value” of a Share as of a particular date means (i) if the Common Stock is listed on a national securities exchange, the closing or last price of the Common Stock on the composite tape or other comparable reporting system for the applicable date, or if the applicable date is not a trading day, the trading day immediately preceding the applicable date, or (ii) if the Common Stock is not then listed on a national securities exchange, the closing or last price of the Common Stock quoted by an established quotation service for over-the-counter securities, or (iii) if the Common Stock is not then listed on a national securities exchange or quoted by an established quotation service for over-the-counter securities, or the value of the Common Stock is not otherwise determinable, such value as determined by the Committee.

2.20

“Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law or sister-in-law, including adoptive relationships, of the applicable individual, any person sharing the applicable individual’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than 50% of the beneficial interest, a foundation in which any one or more of these persons (or the applicable individual) control the management of assets, and any other entity in which one or more of these persons (or the applicable individual) own more than 50% of the voting interests.

2.21

“Grant Date” means the latest to occur of (i) the date as of which the Committee approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 or (iii) such other date as may be specified by the Committee in the Award Agreement.

2.22	“Grantee” means a person who receives or holds an Award.
2.23	“Incentive Stock Option” means an “incentive stock option” within the meaning of Code Section 422.

2.24	“Incumbent Directors” shall have the meaning set forth in Section 15.2.
2.25	“Non-Employee Director” means a member of the Board or the board of directors of an Affiliate, in each case who is not an officer or employee of the Company or any Affiliate.
2.26	“Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.
2.27	“Option” means an option to purchase one or more Shares pursuant to the Plan.
2.28	“Option Price” means the exercise price for each Share subject to an Option.
2.29

“Other Share-based Awards” means Awards consisting of Share units, or other Awards, valued in whole or in part by reference to, or otherwise based on, Common Stock, other than Options, SARs, Restricted Stock and RSUs.

2.30

“Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 12) over a performance period of at least one year established by the Committee, and includes an Annual Incentive Award.

2.31	“Person” means an individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act.
2.32	“Plan” means this Energous Corporation Amended and Restated 2013 Equity Incentive Plan.
2.33	“Purchase Price” means the purchase price for each Share pursuant to a grant of Restricted Stock.
2.34	“Restricted Period” shall have the meaning set forth in Section 10.1.
2.35	“Restricted Stock” means restricted Shares that are subject to specified terms and conditions, awarded to a Grantee pursuant to Section 10.
2.36

“Restricted Stock Unit” or “RSU” means a bookkeeping entry representing the right to receive Shares or their cash equivalent subject to the satisfaction of specified terms and conditions, awarded to a Grantee pursuant to Section 10.

2.37	“SAR Exercise Price” means the per Share exercise price of a SAR granted to a Grantee under Section 9.
2.38	“SEC” means the United States Securities and Exchange Commission.
2.39	“Section 162(m)” means Code Section 162(m).
2.40	“Section 409A” means Code Section 409A.
2.41	“Securities Act” means the Securities Act of 1933.

2.42

“Separation from Service” means the termination of a Service Provider’s Service, whether initiated by the Service Provider or the Company or an Affiliate; provided that if any Award governed by Section 409A is to be distributed on a Separation from Service, then the definition of Separation from Service for such purposes shall comply with the definition provided in Section 409A.

2.43

“Service” means service as a Service Provider to the Company or an Affiliate. Unless otherwise provided in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate.

2.44	“Service Provider” means an employee, officer, Non-Employee Director or Consultant of the Company or an Affiliate.
2.45	“Share” means a share of Common Stock.
2.46	“Stock Appreciation Right” or “SAR” means a right granted to a Grantee pursuant to Section 9.
2.47	“Stockholder” means a stockholder of the Company.
2.48	“Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Code Section 424(f).
2.49

“Substitute Award” means any Award granted in assumption of or in substitution for an award of a company or business acquired by the Company or an Affiliate or with which the Company or an Affiliate combines.

2.50

“Ten Percent Stockholder” means an individual who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Code Section 424(d) shall be applied.

2.51	“Termination Date” means May 16, 2028, unless the Plan is earlier terminated by the Board under Section 5.2.
2.52	“Voting Securities” shall have the meaning set forth in Section 15.2.
3.	ADMINISTRATION OF THE PLAN

3.1General

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and bylaws and applicable law. The Board shall have the power and authority to delegate its responsibilities hereunder to the Committee, which shall have full authority to act in accordance with its charter, and with respect to the power and authority of the Board to act hereunder, all references to the Board shall be deemed to include a reference to the Committee, unless such power or authority is specifically reserved by the Board. Except as specifically provided in Section 14 or as otherwise may be required by applicable law, regulatory requirement or the certificate of incorporation or the bylaws of the Company, the Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and conditions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan. The Committee shall administer the Plan; provided that, the Board shall retain the right to exercise the authority of the Committee to the extent consistent with applicable law and the applicable requirements of any securities exchange on which the Common Stock may then be listed. All actions, determinations and decisions by the Board or the Committee under the Plan, any Award or any Award Agreement shall be in the Board’s (or the Committee’s, as applicable) sole discretion and shall be final, binding and conclusive. Without limitation, the Committee shall have full and final power and authority, subject to the other terms and conditions of the Plan, to:

(i) designate Grantees;

(ii) determine the type or types of Awards to be made to Grantees;

(iii) determine the number of Shares to be subject to an Award;

(iv) establish the terms and conditions of each Award (including the Option Price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer or forfeiture of an Award or the Shares subject thereto and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options;

(v) prescribe the form of each Award Agreement; and

(vi) amend, modify or supplement the terms or conditions of any outstanding Award including the authority, in order to effectuate the purposes of the Plan, to modify Awards to foreign nationals or individuals who are employed outside the United States to recognize differences in local law, tax policy or custom.

To the extent permitted by applicable law, the Committee may delegate its authority as identified herein to any individual or committee of individuals (who need not be directors), including the authority to make Awards to Grantees who are not subject to Section 16 of the Exchange Act or who are not Covered Employees. To the extent that the Committee delegates its authority to make Awards as provided by this Section 3.1, all references in the Plan to the Committee’s authority to make Awards and determinations with respect thereto shall be deemed to include the Committee’s delegate. Any such delegate shall serve at the pleasure of, and may be removed at any time by, the Committee.

3.2 No Repricing

Notwithstanding any provision herein to the contrary, the repricing of Options or SARs is prohibited without prior approval of the Stockholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of an Option or SAR to lower its Option Price or SAR Exercise Price; (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling an Option or SAR at a time when its Option Price or SAR Exercise Price is greater than the Fair Market Value of the underlying Shares in exchange for another award, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change under Section 15. A cancellation and exchange under clause (iii) would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Grantee.

3.3	Award Agreements; Clawbacks

The grant of any Award may be contingent upon the Grantee executing the appropriate Award Agreement. The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof, or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Company may annul an Award if the Grantee is terminated for Cause.

All awards, amounts or benefits received or outstanding under the Plan shall be subject to clawback, cancellation, recoupment, rescission, payback, reduction or other similar action in accordance with the terms of any Company clawback or similar policy or any applicable law related to such actions, as may be in effect from time to time. A Grantee’s acceptance of an Award shall be deemed to constitute the Grantee’s acknowledgement of and consent to the Company’s application, implementation and enforcement of any applicable Company clawback or similar policy that may apply to the Grantee, whether adopted prior to or following the Effective Date, and any provision of applicable law relating to clawback, cancellation, recoupment, rescission, payback or reduction of compensation, and the Grantee’s agreement that the Company may take such actions as may be necessary to effectuate any such policy or applicable law, without further consideration or action.

3.4	Deferral Arrangement

The Committee may permit or require the deferral of any Award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish and in accordance with Section 409A, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Share units.

3.5	No Liability

No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award or Award Agreement.

3.6	Book Entry

Notwithstanding any other provision of the Plan to the contrary, the Company may elect to satisfy any requirement under the Plan for the delivery of stock certificates through the use of book entry.

4.	STOCK SUBJECT TO THE PLAN
4.1	Authorized Number of Shares

Subject to adjustment under Section 15, the aggregate number of Shares authorized to be issued under the Plan is 9,785,967 Shares issued under the Plan may consist in whole or in part of authorized but unissued Shares, treasury Shares or Shares purchased on the open market or otherwise, all as determined by the Board from time to time.

4.2	Share Counting
4.2.1	General

Each Share granted in connection with an Award shall be counted as one Share against the limit in Section 4.1, subject to the provisions of this Section 4.2.

4.2.2	Cash-Settled Awards

Any Award settled in cash shall not be counted as issued Shares for any purpose under the Plan.

4.2.3	Expired or Terminated Awards

If any Award expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued Shares covered by such Award shall again be available for the grant of Awards.

4.2.4	Payment of Option Price or Tax Withholding in Shares

If Shares issuable upon exercise, vesting or settlement of an Award, or Shares owned by a Grantee (which are not subject to any pledge or other security interest) are surrendered or tendered to the Company in payment of the Option Price or Purchase Price of an Award or any taxes required to be withheld in respect of an Award, in each case, in accordance with the terms and conditions of the Plan and any applicable Award Agreement, such surrendered or tendered Shares shall again be available for the grant of Awards. For a stock-settled SAR, only the net Shares actually issued upon exercise of the SAR shall be counted against the limit in Section 4.1.

4.2.5	Substitute Awards

Substitute Awards shall not be counted against the number of Shares reserved under the Plan.

4.3	Award Limits
4.3.1	Incentive Stock Options

Subject to adjustment under Section 15, 9,785,967Shares available for issuance under the Plan shall be available for issuance as Incentive Stock Options.

4.3.2	Individual Award Limits for Section 162(m) - Share-Based Awards

Subject to adjustment under Section 15, the maximum number of each type of Award (other than cash-based Performance Awards) intended to qualify as “performance-based compensation” under Section 162(m) granted to any Grantee in any calendar year shall not exceed the following number of Shares: (i) Options and SARs: 2,000,000 Shares; and (ii) all share-based Performance Awards (including Restricted Stock, RSUs and Other Share-based Awards that are Performance Awards): 2,000,000 Shares.

4.3.3	Individual Award Limits for Section 162(m) - Cash-Based Awards

The maximum amount of cash-based Performance Awards intended to constitute “performance-based compensation” under Section 162(m) granted to any Grantee in any calendar year shall not exceed the following: (i) Annual Incentive Awards: $1.0 million; and (ii) all other cash-based Performance Awards: $1.0 million.

4.3.4	Limits on Awards to Non-Employee Directors

The maximum value of Awards granted during any calendar year to any Non-Employee Director, taken together with any cash fees paid to such Non-Employee Director during the calendar year and the value of awards granted to the Non-Employee Director under any other equity compensation plan of the Company or an Affiliate during the calendar year, shall not exceed the following in total value: (i) $500,000 for the Chair of the Board and (ii) $300,000 for each Non-Employee Director other than the Chair of the Board; provided, however, that awards granted to Non-Employee Directors upon their initial election to the Board or the board of directors of an Affiliate shall not be counted towards the limit under this Section 4.3.4. Any Awards or other equity compensation plan awards that are scheduled to vest over a period of more than one calendar year shall be applied pro rata for purposes of the limit under this Section 4.3.4 based on the number of years over which such awards are scheduled to vest. For purposes of this Section 4.3.4, the value of any Awards shall be calculated based on the average of the closing trading prices of the Common Stock on the principal stock exchange for such Common Stock during the 30 consecutive trading days immediately preceding the date the Award is granted.

5.	EFFECTIVE DATE, DURATION AND AMENDMENTS
5.1	Term

The Plan shall be effective as of the Effective Date, provided that it has been approved by the Stockholders. The Plan shall terminate automatically on May 16, 2028 and may be terminated on any earlier date as provided in Section 5.2.

5.2	Amendment and Termination of the Plan

The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any Awards that have not been made. An amendment shall be contingent on approval of the Stockholders to the extent stated by the Board, required by applicable law or required by applicable securities exchange listing requirements. No Awards shall be made after the Termination Date. The applicable terms and conditions of the Plan, and any terms and conditions applicable to Awards granted prior to the Termination Date shall survive the termination of the Plan and continue to apply to such Awards. No amendment, suspension or termination of the Plan shall, without the consent of the Grantee, materially impair rights or obligations under any Award theretofore awarded.

6.	AWARD ELIGIBILITY AND LIMITATIONS
6.1	Service Providers

Subject to this Section 6.1, Awards may be made to any Service Provider as the Committee may determine and designate from time to time.

6.2	Successive Awards

An eligible person may receive more than one Award, subject to such restrictions as are provided herein.

6.3	Stand-Alone, Additional, Tandem, and Substitute Awards

Awards may be granted either alone or in addition to, in tandem with or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate or any business entity to be acquired by the Company or an Affiliate, or any other right of a Grantee to receive payment from the Company or any Affiliate. Such additional, tandem or substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another award, the Committee shall have the right to require the surrender of such other award in consideration for the grant of the new Award. Subject to the requirements of applicable law, the Committee may make Awards in substitution or exchange for any other award under another plan of the Company, any Affiliate or any business entity to be acquired by the Company or an Affiliate. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate, in which the value of Shares subject to the Award is equivalent in value to the cash compensation (for example, RSUs or Restricted Stock).

7.	AWARD AGREEMENT

The grant of any Award may be contingent upon the Grantee executing an appropriate Award Agreement, in such form or forms as the Committee shall from time to time determine. Without limiting the foregoing, an Award Agreement may be provided in the form of a notice that provides that acceptance of the Award constitutes acceptance of all terms and conditions of the Plan and the notice. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms and conditions of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be

Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options.

8.	TERMS AND CONDITIONS OF OPTIONS
8.1	Option Price

The Option Price of each Option shall be fixed by the Committee and stated in the related Award Agreement. The Option Price of each Option (except those that constitute Substitute Awards) shall be at least the Fair Market Value on the Grant Date; provided, however, that in the event that a Grantee is a Ten Percent Stockholder as of the Grant Date, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110% of the Fair Market Value on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a Share.

8.2	Vesting

Subject to Section 8.3, each Option shall become exercisable at such times and under such conditions (including performance requirements) as stated in the Award Agreement.

8.3	Term

Each Option shall terminate, and all rights to purchase Shares thereunder shall cease 10 years from the Grant Date, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the related Award Agreement; provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option at the Grant Date shall not be exercisable after the expiration of five years from its Grant Date.

8.4	Limitations on Exercise of Option

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, (i) prior to the date the Plan is approved by the Stockholders as provided herein or (ii) after the occurrence of an event that results in termination of the Option.

8.5	Method of Exercise

An Option that is exercisable may be exercised by the Grantee’s delivery of a notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. To be effective, notice of exercise must be made in accordance with procedures established by the Company from time to time.

8.6	Rights of Holders of Options

Unless otherwise provided in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a Stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject Shares or to direct the voting of the subject Shares) until the Shares covered thereby are fully paid and issued to him. Except as provided in Section 15 or the related Award Agreement, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.7	Delivery of Stock Certificates

Subject to Section 3.6, promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the Shares subject to the Option.

8.8	Limitations on Incentive Stock Options

An Option shall constitute an Incentive Stock Option only (i) if the Grantee is an employee of the Company or any Subsidiary, (ii) to the extent specifically provided in the related Award Agreement and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

9.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS
9.1	Right to Payment

A SAR shall confer on the Grantee a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value on the date of exercise over (ii) the SAR Exercise Price, as determined by the Committee. The Award Agreement for a SAR (except those that constitute Substitute Awards) shall specify the SAR Exercise Price, which shall be fixed on the Grant Date as not less than the Fair Market Value on that date. SARs may be granted alone or in conjunction with all or part of an Option or at any subsequent time during the term of such Option or in conjunction with all or part of any other Award. A SAR granted in tandem with an outstanding Option following the Grant Date of such Option shall have a grant price that is equal to the Option Price; provided, however, that the SAR’s grant price may not be less than the Fair Market Value on the Grant Date of the SAR to the extent required by Section 409A.

9.2	Other Terms

The Committee shall determine the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following Separation from Service or upon other conditions, the method of exercise, whether or not a SAR shall be in tandem or in combination with any other Award and any other terms and conditions of any SAR.

9.3	Term of SARs

The term of a SAR shall be determined by the Committee; provided, however, that such term shall not exceed 10 years.

9.4	Payment of SAR Amount

Upon exercise of a SAR, a Grantee shall be entitled to receive payment from the Company (in cash or Shares, as determined by the Committee) in an amount determined by multiplying:

(i)	the difference between the Fair Market Value on the date of exercise over the SAR Exercise Price; by
(ii)	the number of Shares with respect to which the SAR is exercised.
10.	TERMS AND CONDITIONS OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS
10.1	Restrictions

At the time of grant, the Committee may establish a period of time (a “Restricted Period”) and any additional restrictions including the satisfaction of corporate or individual performance objectives applicable to an Award of Restricted Stock or RSUs. Each Award of Restricted Stock or RSUs may be subject to a different Restricted Period and additional restrictions. Neither Restricted Stock nor RSUs may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other applicable restrictions.

10.2	Restricted Stock Certificates

The Company shall issue Shares, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates or other evidence of ownership representing the total number of Shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Committee may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee; provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and make appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

10.3	Rights of Holders of Restricted Stock

Unless the otherwise provided in the applicable Award Agreement and subject to Section 17.10, holders of Restricted Stock shall have rights as Stockholders, including voting and dividend rights.

10.4	Rights of Holders of RSUs
10.4.1	Settlement of RSUs

RSUs may be settled in cash or Shares, as determined by the Committee and set forth in the Award Agreement. The Award Agreement shall also set forth whether the RSUs shall be settled (i) within the time period specified for “short term deferrals” under Section 409A or (ii) otherwise within the requirements of Section 409A, in which case the Award Agreement shall specify upon which events such RSUs shall be settled.

10.4.2	Voting and Dividend Rights

Unless otherwise provided in the applicable Award Agreement and subject to Section 17.10, holders of RSUs shall not have rights as Stockholders, including voting or dividend or dividend equivalents rights.

10.4.3	Creditor’s Rights

A holder of RSUs shall have no rights other than those of a general creditor of the Company. RSUs represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.5	Purchase of Restricted Stock

The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the Shares represented by such Restricted Stock or (ii) the Purchase Price, if any, specified in the related Award Agreement. If specified in the Award Agreement, the Purchase Price may be deemed paid by Services already rendered. The Purchase Price shall be payable in a form described in Section 11 or, if so determined by the Committee, in consideration for past Services rendered.

10.6	Delivery of Shares

Upon the expiration or termination of any Restricted Period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to Shares of Restricted Stock or RSUs settled in Shares shall lapse, and, unless otherwise provided in the applicable Award Agreement, a stock certificate for such Shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be.

11.	FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK
11.1	General Rule

Payment of the Option Price for the Shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company, except as provided in this Section 11.

11.2	Surrender of Shares

To the extent the Award Agreement so provides, payment of the Option Price for Shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender to the Company of Shares, which Shares shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price for Restricted Stock has been paid, at their Fair Market Value on the date of exercise or surrender. Notwithstanding the foregoing, in the case of an Incentive Stock Option, the right to make payment in the form of already-owned Shares may be authorized only at the time of grant.

11.3	Cashless Exercise

With respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price may be made all or in part by delivery (on a form acceptable to the Company) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 17.3.

11.4	Other Forms of Payment

To the extent the Award Agreement so provides, payment of the Option Price or the Purchase Price for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations and rules, including the Company’s withholding of Shares otherwise due to the exercising Grantee.

12.	TERMS AND CONDITIONS OF PERFORMANCE AWARDS
12.1	Performance Conditions

The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions.

12.2	Performance Awards Granted to Designated Covered Employees

If and to the extent that the Committee determines that a Performance Award to be granted to a Grantee who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of pre-established performance goals and other terms and conditions set forth in this Section 12.2. Notwithstanding anything herein to the contrary, the Committee may provide for Performance Awards to Covered Employees that are not intended to qualify as “performance-based compensation” for purposes of Section 162(m).

12.2.1	Performance Goals Generally

The performance goals for Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 12.2. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of the Performance Awards. Performance goals may be established on a Company-wide basis, or with respect to one or more business units, divisions, Affiliates or business segments, as applicable. Performance goals may be absolute or relative (to the performance of one or more comparable companies or indices). To the extent consistent with the requirements of Section 162(m), the Committee may determine at the time that goals under this Section 12 are established the extent to which measurement of performance goals may exclude the impact of charges for restructuring, discontinued operations, extraordinary items, debt redemption or retirement, asset write downs, litigation or claim judgments or settlements, acquisitions or divestitures, foreign exchange gains and losses and other extraordinary, unusual or non-recurring items, and the cumulative effects of tax or accounting changes (each as defined by generally accepted accounting principles and as identified in the Company’s financial statements or other SEC filings). Performance goals may differ for Performance Awards granted to any one Grantee or to different Grantees.

12.2.2	Business Criteria

One or more of the following business criteria for the Company, on a consolidated basis, and/or specified Affiliates or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for Performance Awards: (i) cash flow; (ii) earnings per share, as adjusted for any stock split, stock dividend or other recapitalization; (iii) earnings measures (including EBIT and EBITDA)); (iv) return on equity; (v) total stockholder return; (vi) share price performance, as adjusted for any stock split, stock dividend or other recapitalization; (vii) return on capital; (viii) revenue; (ix) income; (x) profit margin; (xi) return on operating revenue; (xii) brand recognition or acceptance; (xiii) customer metrics (including customer satisfaction, customer retention, customer profitability or customer contract terms); (xiv) productivity; (xv) expense targets; (xvi) market share; (xvii) cost control measures; (xviii) balance sheet metrics; (xix) strategic initiatives; (xx) implementation, completion or attainment of measurable objectives with respect to recruitment or retention of personnel or employee satisfaction; (xxi) return on assets; (xxii) growth in net sales; (xxiii) the ratio of net sales to net working capital; (xxiv) stockholder value added; (xxv) improvement in management of working capital items (inventory, accounts receivable or accounts payable); (xxvi) sales from newly-introduced products; (xxvii) successful completion of, or achievement of milestones or objectives related to, financing or capital raising transactions, strategic acquisitions or divestitures, joint ventures, partnerships, collaborations or other transactions; (xxviii) product quality, safety, productivity, yield or reliability (on time and complete orders); (xxix) funds from operations; (xxx) regulatory body approval for commercialization of a product; (xxxi) debt levels or reduction or debt ratios; (xxxii) economic value; (xxxiii) operating efficiency; (xxxiv) research and development achievements; or (xxxv) any combination of the forgoing business criteria; provided, however, that such business criteria shall include any derivations of business criteria listed above (e.g., income shall include pre-tax income, net income and operating income).

12.2.3	Timing for Establishing Performance Goals

Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m).

12.2.4	Settlement of Performance Awards; Other Terms

Settlement of Performance Awards may be in cash, Shares, other Awards or other property, as determined by the Committee. The Committee may reduce the amount of a settlement otherwise to be made in connection with Performance Awards.

12.3	Written Determinations

All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or individual Performance Awards and as to the achievement of performance goals relating to Performance Awards, shall be made in writing in the case of any Award intended to qualify as “performance-based compensation” under Section 162(m) as required by Section 162(m). To the extent permitted by Section 162(m), the Committee may delegate any responsibility relating to such Performance Awards.

12.4	Status of Section 12.2 Awards under Section 162(m)

It is the intent of the Company that Performance Awards under Section 12.2 granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Section 162(m) shall, if so designated by the Committee, qualify as “performance-based compensation” within the meaning of Section 162(m). Accordingly, the terms and conditions of Section 12.2, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Section 162(m). The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards, as likely to be a Covered Employee with respect to that fiscal year or any subsequent fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards does not comply or is inconsistent with the requirements of Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

13.	OTHER SHARE-BASED AWARDS
13.1	Grant of Other Share-based Awards

Other Share-based Awards may be granted either alone or in addition to or in conjunction with other Awards. Other Share-based Awards may be granted in lieu of other cash or other compensation to which a Service Provider is entitled from the Company or may be used in the settlement of amounts payable in Shares under any other compensation plan or arrangement of the Company. Subject to the provisions of the Plan, the Committee shall have the authority to determine the persons to whom and the time or times at which such Awards will be made, the number of Shares to be granted pursuant to such Awards, and all other terms and conditions of such Awards. Unless the Committee determines otherwise, any such Award shall be confirmed by an Award Agreement, which shall contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of the Plan with respect to such Award.

13.2	Terms of Other Share-based Awards

Any Common Stock subject to Awards made under this Section 13 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the Shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

14.	REQUIREMENTS OF LAW
14.1	General

The Company shall not be required to sell or issue any Shares under any Award if the sale or issuance of such Shares would constitute a violation by the Grantee, any other individual exercising an Option or the Company of any provision of any law or regulation of any governmental authority, including any federal or state securities laws or regulations. If at any time the Committee determines that the listing, registration or qualification of any Shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of Shares hereunder, no Shares may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any Shares underlying an Award, unless a registration statement under such Act is in effect with respect to the Shares covered by such Award, the Company shall not be required to sell or issue such Shares unless the Committee has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such Shares pursuant to an exemption from registration under the Securities Act. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of Shares pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the Shares covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

14.2	Section 25102(o) of the California Corporations Code.

The Plan is intended to comply with Section 25102(o) of the California Corporations Code. In that regard, to the extent required by Section 25102(o), (i) the terms of any Options or SARs, to the extent vested and exercisable upon a Grantee’s Separation from Service, shall include any minimum exercise periods following Separation from Service specified by Section 25102(o), and (ii) any repurchase right of the Company with respect to Shares issued under the Plan shall include a minimum 90-day notice requirement. Any provision of the Plan that is inconsistent with Section 25102(o) shall, without further act or amendment by the Company, be reformed to comply with the requirements of Section 25102(o).

14.3	Rule 16b-3

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board or Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Committee, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Committee may modify the Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

15.	EFFECT OF CHANGES IN CAPITALIZATION
15.1	Adjustments for Changes in Capital Structure

Subject to any required action by the Stockholders, in the event of any change in the Shares effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the Stockholders in a form other than Shares (excepting normal cash dividends) that has a material effect on the Fair Market Value of Shares, appropriate and proportionate adjustments shall be made in the number and class of shares subject to the Plan and to any outstanding Awards, and in the Option Price, SAR Exercise Price or Purchase Price per Share of any outstanding Awards in order to prevent dilution or enlargement of Grantees’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to a Change in Control) shares of another corporation (the “New Shares”), the Committee may unilaterally amend the outstanding Awards to provide that such Awards are for New Shares. In the event of any such amendment, the number of Shares subject to, and the Option Price, SAR Exercise Price or Purchase Price per Share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Committee. Any fractional share resulting from an adjustment pursuant to this Section 15.1 shall be rounded down to the nearest whole number and the Option Price, SAR Exercise Price or Purchase Price per share shall be rounded up to the nearest whole cent. In no event may the exercise price of any Award be decreased to an amount less than the par value, if any, of the stock subject to the Award. The Committee may also make such adjustments in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate. Adjustments determined by the Committee pursuant to this Section 15.1 shall be made in accordance with Section 409A to the extent applicable.

15.2	Change in Control
15.2.1	Consequences of a Change in Control

Subject to the requirements and limitations of Section 409A if applicable, the Committee may provide for any one or more of the following in connection with a Change in Control:

(i) Accelerated Vesting. The Committee may provide in any Award Agreement or, in the event of a Change in Control, may take such actions as it deems appropriate to provide for the acceleration of the exercisability, vesting and/or settlement in connection with such Change in Control of each or any outstanding Award or portion thereof and shares acquired pursuant thereto upon such conditions, including termination of the Grantee’s Service prior to, upon, or following such Change in Control, to such extent as the Committee shall determine

(ii) Assumption, Continuation or Substitution. In the event of a Change in Control, the surviving, continuing, successor or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Grantee, either assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable. For purposes of this Section 15.2, if so determined by the Committee, an Award denominated in Shares shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award Agreement, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a Share on the effective date of the Change in Control was entitled; provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise or settlement of the Award, for each Share subject to the Award, to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by Stockholders pursuant to the Change in Control. If any portion of such consideration may be received by Stockholders pursuant to the Change in Control on a contingent or delayed basis, the Committee may determine such Fair Market Value as of the time of the Change in Control on the basis of the Committee’s good faith estimate of the present value of the probable future payment of such consideration. Any Award or portion thereof which is neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised or settled as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.

(iii) Cash-Out of Awards. The Committee may, in its discretion and without the consent of any Grantee, determine that, upon the occurrence of a Change in Control, each or any Award or a portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested Share (and each unvested Share, if so determined by the Committee) subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per Share in the Change in Control, reduced by the exercise or purchase price per share, if any, under such Award. If any portion of such consideration may be received by Stockholders pursuant to the Change in Control on a contingent or delayed basis, the Committee may determine such Fair Market Value as of the time of the Change in Control on the basis of the Committee’s good faith estimate of the present value of the probable future payment of such consideration. In the event such determination is made by the Committee, the amount of such payment (reduced by applicable withholding taxes, if any) shall be paid to Grantees in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards. For avoidance of doubt, if the amount determined pursuant to this Section 15.2 for an Option or SAR is zero or less, the affected Option or SAR may be cancelled without any payment therefore.

15.2.2	Change in Control Defined

Unless otherwise provided in the applicable Award Agreement, a “Change in Control” means the consummation of any of the following events:

(i) The acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), other than the Company or any subsidiary, affiliate (within the meaning of Rule 144 promulgated under the Securities Act) or employee benefit plan of the Company, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Voting Securities”);

(ii) A reorganization, merger, consolidation or recapitalization of the Company (a “Business Combination”), other than a Business Combination in which more than 50% of the combined voting power of the outstanding voting securities of the surviving or resulting entity immediately following the Business Combination is held by the Persons who, immediately prior to the Business Combination, were the holders of the Voting Securities; or

(iii) A complete liquidation or dissolution of the Company, or a sale of all or substantially all of the assets of the Company; or

(iv) During any period of 24 consecutive months, the Incumbent Directors cease to constitute a majority of the Board; “Incumbent Directors” means individuals who were members of the Board at the beginning of such period or individuals whose election or nomination for election to the Board by the Stockholders was approved by a vote of at least a majority of the then Incumbent Directors (but excluding any individual whose initial election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors).

Notwithstanding the foregoing, if it is determined that an Award is subject to the requirements of Section 409A and payable upon a Change in Control, the Company will not be deemed to have undergone a Change in Control for purposes of the Plan unless the Company is deemed to have undergone a “change in control event” pursuant to the definition of such term in Section 409A.

15.3	Adjustments

Adjustments under this Section 15 related to Shares or securities of the Company shall be made by the Committee. No fractional Shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole Share.

16.	NO LIMITATIONS ON COMPANY

The making of Awards shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

17.	TERMS APPLICABLE GENERALLY TO AWARDS
17.1	Disclaimer of Rights

No provision in the Plan or in any Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company or any Affiliate either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company or any Affiliate. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise provided in the applicable Award Agreement, no Award shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a Service Provider. The obligation of the Company to pay any benefits pursuant to the Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms and conditions of the Plan.

17.2	Nonexclusivity of the Plan

Neither the adoption of the Plan nor the submission of the Plan to the Stockholders for approval shall be construed as creating any limitations upon the right and authority of the Board or its delegate to adopt such other compensation arrangements as the Board or its delegate determines desirable.

17.3	Withholding Taxes

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state or local taxes of any kind required by law to be withheld (i) with respect to the vesting of or other lapse of restrictions applicable to an Award, (ii) upon the issuance of any Shares upon the exercise of an Option or SAR or (iii) otherwise due in connection with an Award. At the time of such vesting, lapse or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Committee, the Grantee may elect to satisfy such obligations, or the Company may require such obligations to be satisfied, in whole or in part, (i) by causing the Company or the Affiliate to withhold the minimum required number of Shares otherwise issuable to the Grantee as may be necessary to satisfy such withholding obligation or (ii) by delivering to the Company or the Affiliate Shares already owned by the Grantee. The Shares so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 17.3 may satisfy his or her withholding obligation only with Shares that are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

17.4	Other Provisions

Each Award Agreement may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee. In the event of any conflict between the terms and conditions of an employment agreement and the Plan, the terms and conditions of the employment agreement shall govern.

17.5	Severability

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms and conditions, and all provisions shall remain enforceable in any other jurisdiction.

17.6	Governing Law

The Plan shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law, and applicable Federal law.

17.7	Section 409A

The Plan is intended to comply with Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A shall not be treated as deferred compensation unless applicable laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six-month period immediately following the Grantee’s Separation from Service shall instead be paid on the first payroll date after the six-month anniversary of the Grantee’s Separation from Service (or the Grantee’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Grantee under Section 409A and neither the Company nor the Committee shall have any liability to any Grantee for such tax or penalty.

17.8	Separation from Service

The Committee shall determine the effect of a Separation from Service upon Awards, and such effect shall be set forth in the applicable Award Agreement. Without limiting the foregoing, the Committee may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, the actions that will be taken upon the occurrence of a Separation from Service, including accelerated vesting or termination, depending upon the circumstances surrounding the Separation from Service.

17.9	Transferability of Awards
17.9.1	Transfers in General

Except as provided in Section 17.9.2, no Award shall be assignable or transferable by the Grantee, other than by will or the laws of descent and distribution, and, during the lifetime of the Grantee, only the Grantee personally (or the Grantee’s personal representative) may exercise rights under the Plan.

17.9.2	Family Transfers

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Award (other than Incentive Stock Options) to any Family Member. For the purpose of this Section 17.9.2, a “not for value” transfer is a transfer that is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights or (iii) a transfer to an entity in which more than 50% of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 17.9.2, any such Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Awards are prohibited except to Family Members of the original Grantee in accordance with this Section 17.9.2 or by will or the laws of descent and distribution.

17.9.3	Dividends and Dividend Equivalent Rights

If specified in the Award Agreement, the recipient of an Award may be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the Common Stock or other securities covered by an Award. The terms and conditions of a dividend equivalent right may be set forth in the Award Agreement. Dividend equivalents credited to a Grantee may be paid currently or may be deemed to be reinvested in additional Shares or other securities of the Company at a price per unit equal to the Fair Market Value on the date that such dividend was paid to Stockholders, as determined by the Committee. Notwithstanding the foregoing, in no event will dividends or dividend equivalents on any Award that is subject to the achievement of performance criteria be payable before the Award has become earned and payable.

17.10	Plan Construction

In the Plan, unless otherwise stated, the following uses apply: (i) references to a statute or law refer to the statute or law and any amendments and any successor statutes or laws, and to all valid and binding governmental regulations, court decisions and other regulatory and judicial authority issued or rendered thereunder, as amended, or their successors, as in effect at the relevant time; (ii) in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to and including”; (iii) indications of time of day shall be based upon the time applicable to the location of the principal headquarters of the Company; (iv) the words “include,” “includes” and “including” (and the like) mean “include, without limitation,” “includes, without limitation” and “including, without limitation” (and the like), respectively; (v) all references to articles and sections are to articles and sections in the Plan; (vi) all words used shall be construed to be of such gender or number as the circumstances and context require; (vii) the captions and headings of articles and sections have been inserted solely for convenience of reference and shall not be considered a part of the Plan, nor shall any of them affect the meaning or interpretation of the Plan or any of its provisions; (viii) any reference to an agreement, plan, policy, form, document or set of documents, and the rights and obligations of the parties under any such agreement, plan, policy, form, document or set of documents, shall mean such agreement, plan, policy, form, document or set of documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and (ix) all accounting terms not specifically defined shall be construed in accordance with generally accepted accounting principles.

APPENDIX B

ENERGOUS CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

1.	PURPOSE

This Energous Corporation Employee Stock Purchase Plan is intended to provide employees of the Company and its Participating Subsidiaries with an opportunity to acquire a proprietary interest in the Company through the purchase of shares of Common Stock. The Company intends that this Plan qualify as an “employee stock purchase plan” under Code Section 423 and this Plan shall be interpreted in a manner that is consistent with that intent.

2.	DEFINITIONS

“Board” means the Board of Directors of the Company.

“Code” means the U. S. Internal Revenue Code of 1986.

“Committee” means the committee appointed by the Board to administer this Plan from time to time. As of the Effective Date, the Compensation Committee of the Board shall be the Committee.

“Common Stock” means the common stock of the Company, par value $0.00001 per share.

“Company” means Energous Corporation, a Delaware corporation.

“Compensation” means base salary, wages, annual and recurring bonuses, and commissions paid to an Eligible Employee by the Company or a Participating Subsidiary as compensation for services to the Company or Participating Subsidiary, before deduction for any salary deferral contributions made by the Eligible Employee to any tax-qualified or nonqualified deferred compensation plan, including overtime, vacation pay, holiday pay, jury duty pay, and funeral leave pay, but excluding education or tuition reimbursements, imputed income arising under any group insurance or benefit program, travel expenses, business and relocation expenses, and income received in connection with stock options or other equity-based awards.

“Corporate Transaction” means a merger, consolidation, acquisition of property or stock, separation, reorganization, or other corporate event described in Code Section 424.

“Designated Broker” means the financial services firm or other agent designated by the Company to maintain ESPP Share Accounts on behalf of Participants who have purchased shares of Common Stock under this Plan.

“Disability” means the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

“Effective Date” means the date as of which this Plan is adopted by the Board, subject to this Plan obtaining stockholder approval in accordance with Section 19.11 (Stockholder Approval).

“Employee” means any person who renders services to the Company or a Participating Subsidiary as an employee pursuant to an employment relationship with such employer. For purposes of this Plan, the employment relationship shall be treated as continuing intact while the individual is on military leave, sick leave, or other leave of absence approved by the Company or a Participating Subsidiary that meets the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three (3) months, or such other period of time specified in Treasury Regulation Section 1.421-1(h)(2), and the individual’s right to reemployment is not guaranteed by statute or contract, the employment relationship shall be deemed to have terminated on the first day immediately after such three (3)-month period, or such other period specified in Treasury Regulation Section 1.421-1(h)(2).

“Eligible Employee” means each Employee; provided, however, that the Committee may exclude from participation in this Plan or any Offering any Employee who (i) has been employed by the Company or a Participating Subsidiary for less than two (2) years, (ii) is customarily employed by the Company or a Participating Subsidiary for twenty (20) hours per week or less, (iii) is customarily employed by the Company or a Participating Subsidiary for not more than five (5) months per calendar year, or (iv) is a “highly compensated employee” of the Company or a Participating Subsidiary (within the meaning of Code Section 414(q)).

“Enrollment Form” means an agreement authorized by the Committee (which may be electronic) pursuant to which an Eligible Employee may elect to enroll in this Plan, to authorize a new level of payroll deductions, or to stop payroll deductions and withdraw from an Offering Period.

“ESPP Share Account” means an account into which Common Stock purchased with accumulated payroll deductions at the end of an Offering Period are held on behalf of a Participant.

“Exchange Act” means the U.S. Securities Exchange Act of 1934.

“Fair Market Value” means, as of any date, the value of the shares of Common Stock as determined in the immediately following sentences. If the shares are listed on any established stock exchange or a national market system, the Fair Market Value shall be the closing price of a share (or if no sales were reported, the closing price on the Trading Day immediately preceding such date) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal. In the absence of an established market for the shares, the Fair Market Value shall be determined in good faith by the Committee and such determination shall be conclusive and binding on all persons.

“Grant Date” means the first Trading Day of each Offering Period as designated by the Committee.

“Offering or Offering Period” means a period of six (6) months beginning January 1 and July 1 of each year; provided, however, that, pursuant to Section 5, the Committee may change the duration of future Offering Periods (subject to a maximum Offering Period of twenty-seven (27) months) and/or the start and end dates of future Offering Periods.

“Participant” means an Eligible Employee who is actively participating in this Plan.

“Participating Subsidiaries” means the Subsidiaries that have been designated as eligible to participate in this Plan, and such other Subsidiaries that may be designated by the Committee from time to time in its sole discretion.

“Plan” means this Energous Corporation Employee Stock Purchase Plan.

“Purchase Date” means the last Trading Day of each Offering Period.

“Purchase Price” means an amount equal to the lesser of (i) eighty-five percent (85%) (or such greater percentage as designated by the Committee for an Offering Period) of the Fair Market Value of a share of Common Stock on the Grant Date or (ii) eighty-five percent (85%) (or such greater percentage as designated by the Committee for an Offering Period) of the Fair Market Value of a share of Common Stock on the Purchase Date; provided, however, that, the Purchase Price per share of Common Stock shall in no event be less than the par value of the Common Stock.

“Retirement” means the Participant’s voluntary termination of employment from the Company and each Participating Subsidiary after having attained age sixty-five (65).

“Securities Act” means the U.S. Securities Act of 1933.

“Subsidiary” means any corporation, domestic or foreign, of which not less than fifty percent (50%) of the combined voting power is held by the Company or a Subsidiary, whether or not such corporation exists now or is hereafter organized or acquired by the Company or a Subsidiary. In all cases, the determination of whether an entity is a Subsidiary shall be made in accordance with Code Section 424(f).

“Trading Day” means any day on which the established stock exchange or national market system upon which the Common Stock is listed is open for trading or, if the Common Stock is not listed on an established stock exchange or national market system, a business day, as determined by the Committee in good faith.

3.1	ADMINISTRATION

3.1General. This Plan shall be administered by the Committee, which shall have the authority to construe and interpret this Plan, prescribe, amend, and rescind rules relating to this Plan’s administration, and take any other actions necessary or desirable for the administration of this Plan, including adopting sub-plans applicable to particular Participating Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Code Section 423. The Committee may correct any defect or supply any omission or reconcile any inconsistency or ambiguity in this Plan. All decisions of the Committee in connection with the administration of this Plan shall be in the Committee’s sole discretion, and such decisions shall be final and binding on all persons. All expenses of administering this Plan shall be borne by the Company. The Board may take any action under this Plan that would otherwise be the responsibility of the Committee.

3.2 Delegation. To the extent necessary or appropriate, the Committee may delegate any of its duties or responsibilities under the Plan as they pertain to a Participating Subsidiary to such Participating Subsidiary. The Committee (or any Participating Subsidiary with the consent of the Committee) may appoint or engage any person or persons as a third party administrator to perform ministerial functions pertaining to the issuance, accounting, recordkeeping, forfeiture, exercise, communication, transfer, or any other functions or activities necessary or appropriate to administer and operate this Plan.

4.	ELIGIBILITY
4.1

General. Unless otherwise determined by the Committee in a manner that is consistent with Code Section 423, any individual who is an Eligible Employee as of the first day of the enrollment period designated by the Committee for a particular Offering Period shall be eligible to participate in such Offering Period, subject to the requirements of Code Section 423.

4.2

Eligibility Restrictions. Notwithstanding any provision of this Plan to the contrary, no Eligible Employee shall be granted an option under this Plan if (i) immediately after the grant of the option, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Code Section 424(d)) would own capital stock of the Company or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary or (ii) such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Code Section 423) of the Company and its Subsidiaries to accrue at a rate that exceeds twenty-five thousand dollars ($25,000) of the Fair Market Value of such stock (determined at the time the option is granted) for each calendar year in which such option is outstanding.

5.	OFFERING PERIODS

This Plan shall be implemented by a series of Offering Periods, each of which shall be six (6) months in duration, with new Offering Periods commencing on or about January 1 and July 1 of each year (or such other times as determined by the Committee). The Committee shall have the authority to change the duration, frequency, start date, and end date of Offering Periods.

6.	PARTICIPATION
6.1

Enrollment; Payroll Deductions. An Eligible Employee may elect to participate in this Plan by properly completing an Enrollment Form, which may be electronic, and submitting it to the Company, in accordance with the enrollment procedures established by the Committee. Participation in this Plan is entirely voluntary. By submitting an Enrollment Form, the Eligible Employee authorizes payroll deductions from his or her paycheck in an amount equal to at least one percent (1%), but not more than ten percent (10%) (or such other maximum percentage as the Committee may establish from time to time before an Offering Period begins), of his or her Compensation on each pay day occurring during an Offering Period. Payroll deductions shall commence on the first payroll date after the Grant Date and end on the last payroll date on or before the Purchase Date. The Company shall maintain records of all payroll deductions but shall have no obligation to pay interest on payroll deductions or to hold such amounts in a trust or in any segregated account. Unless expressly permitted by the Committee, a Participant may not make any separate contributions or payments to this Plan.

6.2

Election Changes. During an Offering Period, a Participant may decrease or increase his or her rate of payroll deductions applicable to such Offering Period only one (1) time. To make such a change, the Participant must submit a new Enrollment Form authorizing the new rate of payroll deductions at least fifteen (15) days before the Purchase Date, with any permitted change to take effect as soon as administratively practicable. A Participant may decrease or increase his or her rate of payroll deductions for future Offering Periods by submitting a new Enrollment Form authorizing the new rate of payroll deductions at least fifteen (15) days before the start of the next Offering Period.

6.3

Automatic Re-enrollment. The deduction rate selected in the Enrollment Form shall remain in effect for subsequent Offering Periods unless the Participant (i) submits a new Enrollment Form authorizing a new level of payroll deductions in accordance with Section 6.2 (Election Changes), (ii) withdraws from this Plan in accordance with Section 10, or (iii) terminates employment or otherwise becomes ineligible to participate in this Plan.

7.	GRANT OF OPTION

On each Grant Date, each Participant in the applicable Offering Period shall be granted an option to purchase, on the Purchase Date, a number of shares of Common Stock determined by dividing the Participant’s accumulated payroll deductions by the applicable Purchase Price; provided, however, that in no event shall any Participant purchase more than seven thousand five hundred (7,500) shares of Common Stock during an Offering Period (subject to adjustment in accordance with Section 18 and the limitations set forth in Sections 4.2 (Eligibility Restrictions) and 13).

8.	EXERCISE OF OPTION/PURCHASE OF SHARES

A Participant’s option to purchase shares of Common Stock shall be exercised automatically on the Purchase Date of each Offering Period. The Participant’s accumulated payroll deductions shall be used to purchase the maximum number of whole shares that can be purchased with the amounts in the Participant’s notional account, subject to the limitations set forth in this Plan. No fractional shares may be purchased but notional fractional shares of Common Stock shall be allocated to the Participant’s ESPP Share Account to be aggregated with other notional fractional shares of Common Stock on future Purchase Dates, subject to earlier withdrawal by the Participant in accordance with Section 10 or termination of employment in accordance with Section 11. Any accumulated payroll deductions that remain in a Participant’s notional account after applying the limitations of Section 4.2 (Eligibility Restrictions) and Section 7 shall be returned to the Participant as soon as administratively practicable.

9.	TRANSFER OF SHARES

As soon as reasonably practicable after each Purchase Date, the Company shall arrange for the delivery to each Participant of the shares of Common Stock purchased upon exercise of his or her option. The Committee may permit or require that the shares be deposited directly into an ESPP Share Account established in the name of the Participant with a Designated Broker and may require that the shares of Common Stock be retained with such Designated Broker for a specified period of time. Participants shall not have any voting, dividend, or other rights of a stockholder with respect to the shares of Common Stock subject to any option granted hereunder until such shares have been delivered pursuant to this Section 9.

10.	WITHDRAWAL
10.1

Withdrawal Procedure. A Participant may withdraw from an Offering by submitting to the Company a revised Enrollment Form indicating his or her election to withdraw at least fifteen (15) days before the Purchase Date. The accumulated payroll deductions held on behalf of a Participant in his or her notional account (that have not been used to purchase shares of Common Stock) shall be paid to the Participant promptly after receipt of the Participant’s Enrollment Form indicating his or her election to withdraw and the Participant’s option shall be automatically terminated. If a Participant withdraws from an Offering Period, no payroll deductions shall be made during any succeeding Offering Period, unless the Participant re-enrolls in accordance with Section 6.1 (Enrollment; Payroll Deductions).

10.2

Effect on Succeeding Offering Periods. A Participant’s election to withdraw from an Offering Period shall not have any effect upon his or her eligibility to participate in succeeding Offering Periods that commence after the completion of the Offering Period from which the Participant withdraws.

11.	TERMINATION OF EMPLOYMENT; CHANGE IN EMPLOYMENT STATUS

In the event of a Participant’s termination of employment from the Company and the Participating Subsidiaries due to the Participant’s Retirement, Disability, or death within three (3) months before a Purchase Date, such Participant’s accumulated payroll deductions shall be used to purchase shares on the Purchase Date. Upon termination of a Participant’s employment from the Company and the Participating Subsidiaries for any other reason or at any other time, or a change in the Participant’s employment status after which the Participant is no longer an Eligible Employee, the Participant shall be deemed to have withdrawn from this Plan and the payroll deductions in the Participant’s notional account (that have not been used to purchase shares of Common Stock) shall be returned to the Participant, or in the case of the Participant’s death, to the person(s) entitled to such amounts under Section 17, and the Participant’s option shall be automatically terminated.

12.	INTEREST

No interest shall accrue on or be payable with respect to the payroll deductions of a Participant in this Plan.

13.	SHARES RESERVED FOR PLAN
13.1

Number of Shares. A total of two million fifty thousand (2,050,000) shares of Common Stock have been reserved as authorized for the grant of options under this Plan. The shares of Common Stock may be newly issued shares, treasury shares, or shares acquired on the open market. If an option under this Plan expires or is terminated unexercised for any reason, the shares as to which such option so expired or terminated again may be made subject to an option under this Plan.

13.2

Oversubscribed Offerings. The number of shares of Common Stock that a Participant may purchase in an Offering under this Plan may be reduced if the Offering is oversubscribed. No option granted under this Plan shall permit a Participant to purchase shares of Common Stock that, if added together with the total number of shares of Common Stock purchased by all other Participants in such Offering, would exceed the total number of shares of Common Stock remaining available under this Plan. If the Committee determines that, on a particular Purchase Date, the number of shares of Common Stock with respect to which options are to be exercised exceeds the number of shares of Common Stock then available under this Plan, the Company shall make a pro rata allocation of the shares of Common Stock remaining available for purchase in as uniform a manner as practicable and as the Committee determines to be equitable.

14.	TRANSFERABILITY

No payroll deductions credited to a Participant, nor any rights with respect to the exercise of an option or any rights to receive Common Stock hereunder, may be assigned, transferred, pledged, or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 17) by the Participant. Any attempt to assign, transfer, pledge, or otherwise dispose of such rights or amounts shall be without effect.

15.	APPLICATION OF FUNDS

All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose to the extent permitted by applicable law, and the Company shall not be required to segregate such payroll deductions or contributions.

16.	STATEMENTS

Participants shall be provided with statements at least annually that shall set forth the contributions made by the Participant to this Plan, the Purchase Price of any shares of Common Stock purchased with accumulated funds, the number of shares of Common Stock purchased, and any payroll deduction amounts remaining in the Participant’s notional account.

17.	DESIGNATION OF BENEFICIARY

A Participant may file, on forms supplied by the Committee, a written designation of beneficiary who is to receive any shares of Common Stock and cash in respect of any fractional shares of Common Stock, if any, from the Participant’s ESPP Share Account under this Plan in the event of such Participant’s death. In addition, a Participant may file, on forms supplied by the

Committee, a written designation of beneficiary who is to receive any cash withheld through payroll deductions and credited to the Participant’s notional account in the event of the Participant’s death before the Purchase Date of an Offering Period.

18.	ADJUSTMENTS FOR CHANGES IN CAPITALIZATION; DISSOLUTION OR LIQUIDATION; CORPORATE TRANSACTIONS
18.1

Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the Company’s structure affecting the Common Stock occurs, then in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, the Committee shall, in such manner as it deems equitable, adjust the number of shares and class of Common Stock that may be delivered under this Plan, the Purchase Price per share, and the number of shares of Common Stock covered by each outstanding option under this Plan, and the numerical limits of Section 7 and Section 13.

18.2

Dissolution or Liquidation. Unless otherwise determined by the Committee, in the event of a proposed dissolution or liquidation of the Company, any Offering Period then in progress shall be shortened by setting a new Purchase Date and the Offering Period shall end immediately before the proposed dissolution or liquidation. The new Purchase Date shall be before the date of the Company’s proposed dissolution or liquidation. Before the new Purchase Date, the Committee shall provide each Participant with written notice, which may be electronic, of the new Purchase Date and that the Participant’s option shall be exercised automatically on such date, unless before such time, the Participant has withdrawn from the Offering in accordance with Section 10.

18.3

Corporate Transactions. In the event of a Corporate Transaction, the then-current Offering Period shall be shortened by setting a new Purchase Date on which the Offering Period shall end. The new Purchase Date shall occur before the date of the Corporate Transaction. Before the new Purchase Date, the Committee shall provide each Participant with written notice, which may be electronic, of the new Purchase Date and that the Participant’s option shall be exercised automatically on such date, unless before such time, the Participant has withdrawn from the Offering in accordance with Section 10.

19.	GENERAL PROVISIONS
19.1

Equal Rights and Privileges. Notwithstanding any provision of this Plan to the contrary and in accordance with Code Section 423, all Eligible Employees who are granted options under this Plan shall have the same rights and privileges.

19.2	No Right to Continued Service. Neither this Plan nor any compensation paid hereunder shall confer on any Participant the right to continue as an Employee or in any other capacity.
19.3	Rights as Stockholder. A Participant shall become a stockholder with respect to the shares of Common Stock that are purchased pursuant to options granted under this Plan when the shares are transferred to the Participant’s ESPP Share Account. A Participant shall have no rights as a stockholder with respect to shares of Common Stock for which an election to participate in an Offering Period has been made until such Participant becomes a stockholder as provided above.

19.4	Successors and Assigns. This Plan shall be binding on the Company and its successors and assigns.
19.5	Entire Plan. This Plan constitutes the entire plan with respect to the subject matter hereof and supersedes all prior plans with respect to the subject matter hereof.
19.6

Compliance with Law. The obligations of the Company with respect to payments under this Plan are subject to compliance with all applicable laws and regulations. Common Stock shall not be issued with respect to an option granted under this Plan unless the exercise of such option and the issuance and delivery of the shares of Common Stock pursuant thereto shall comply with all applicable provisions of law, including the Securities Act, the Exchange Act, and the requirements of any stock exchange upon which the shares may then be listed.

19.7

Notice of Disqualifying Dispositions. Each Participant shall give the Company prompt written notice of any disposition or other transfer of shares of Common Stock acquired pursuant to the exercise of an option acquired under this Plan, if such disposition or transfer is made within two (2) years after the applicable Grant Date or within one (1) year after the applicable Purchase Date.

19.8	Term of Plan. This Plan shall become effective on the Effective Date and, unless terminated earlier pursuant to Section 19.9 (Amendment or Termination), shall terminate on June 16, 2031.
19.9

Amendment or Termination. The Committee may, in its sole discretion, amend, suspend, or terminate this Plan at any time and for any reason. If this Plan is terminated, the Committee may elect to terminate all outstanding Offering Periods either immediately or once shares of Common Stock have been purchased on the next Purchase Date (which may, in the discretion of the Committee, be accelerated) or permit Offering Periods to expire in accordance with their terms (and subject to any adjustment in accordance with Section 18). If any Offering Period is terminated before its scheduled expiration, all amounts that have not been used to purchase shares of Common Stock shall be returned to Participants (without interest, except as otherwise required by law) as soon as administratively practicable.

19.10

Applicable Law. The laws of the State of Delaware shall govern all questions concerning the construction, validity, and interpretation of this Plan, without regard to such state’s conflict of law rules.

19.11	Stockholder Approval. This Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date this Plan is adopted by the Board.
19.12

Code Section 423. This Plan is intended to qualify as an “employee stock purchase plan” under Code Section 423. Any provision of this Plan that is inconsistent with Code Section 423 shall be reformed to comply with Code Section 423.

19.13

Withholding. To the extent required by applicable Federal, state, or local law, a Participant must make arrangements satisfactory to the Company for the payment of any withholding or similar tax obligations that arise in connection with this Plan.

19.14

Severability. If any provision of this Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.

19.15

Plan Construction. In this Plan, unless otherwise stated, the following uses apply: (i) references to a statute or law shall refer to the statute or law and any amendments and any successor statutes or laws, and to all regulations promulgated under or implementing the statute or law, as amended, or its successors, as in effect at the relevant time; (ii) in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to and including”; (iii) indications of time of day shall be based upon the time applicable to the location of the principal headquarters of the Company; (iv) the words “include,” “includes” and “including” mean “include, without limitation,” “includes, without limitation” and “including, without limitation,” respectively; (v) all references to articles and sections are to articles and sections in this Plan; (vi) all words used shall be construed to be of such gender or number as the circumstances and context require; (vii) the captions and headings of articles and sections have been inserted solely for convenience of reference and shall not be considered a part of this Plan, nor shall any of them affect the meaning or interpretation of this Plan or any of its provisions; (viii) any reference to an agreement, plan, policy, form, document, or set of documents, and the rights and obligations of the parties under any such agreement, plan, policy, form, document, or set of documents, shall mean such agreement, plan, policy, form, document, or set of documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions, or replacements thereof; and (ix) all accounting terms not specifically defined shall be construed in accordance with GAAP.

APPENDIX C

CERTIFICATE OF AMENDMENT OF

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, OF ENERGOUS CORPORATION

Energous Corporation, a corporation organized and existing under the General Corporation Law (the “DGCL”) of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

FIRST: The name of the corporation is Energous Corporation. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of Delaware on October 30, 2012, under the name “DvineWave Inc.”.

SECOND: The terms and provisions of this Certificate of Amendment have been duly adopted in accordance with Section 242 of the DGCL. The following two paragraphs are hereby added to precede the first paragraph of Article IV of the Second Amended and Restated Certificate of Incorporation of the Corporation, as amended as of the date hereof (the “Certificate”):

“Contingent and effective as of [  ] on [  ] (the “Effective Time”), each [ ] ([  ]) shares of the Corporation’s Common Stock, par value $0.00001 per share (the “Common Stock”), issued and outstanding prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $0.00001 per share, of the Corporation (the “Reverse Split”). No fractional share shall be issued in connection with the foregoing combination of the shares pursuant to the Reverse Split. The Corporation will pay in each case the fair value of such fractional shares, without interest and as determined in good faith by the Board of Directors of the Corporation when those entitled to receive such fractional shares are determined.

The Reverse Split shall occur automatically without any further action by the holders of Common Stock, and whether or not the certificates representing such shares have been surrendered to the Corporation; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable as a result of the Reverse Split unless the existing certificates evidencing the applicable shares of stock prior to the Reverse Split are either delivered to the Corporation, or the holder notifies the Corporation that such certificates have been lost, stolen or destroyed, and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.”

THIRD: Article IV of the Certificate shall be and hereby is amended by replacing the first paragraph thereof in its entirety as follows:

“The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is [  ] shares, consisting of (i) [  ] shares of Common Stock, par value $0.00001 per share, and (ii) 10,000,000 shares of Preferred Stock, par value $0.00001 per share.”

FOURTH: This Certificate of Amendment so adopted (i) shall be effective as of [  ] on [  ], (ii) reads in full as set forth above and (iii) is hereby incorporated into the Certificate by this reference. All other provisions of the Certificate remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer as of this [  ] day of [  ].

ENERGOUS CORPORATION

By:
William Mannina
Acting Chief Financial Officer

us SCAN TO VIEW MATERIALS & VOTE ENERGOUS CORPORATION 3590 NORTH FIRST STREET, SUITE 210 SAN JOSE, CA 95134 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 8:59 p.m. Pacific Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/WATT2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 8:59 p.m. Pacific Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D85724-P73484 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. ENERGOUS CORPORATION 3590 NORTH FIRST STREET, SUITE 210 SAN JOSE, CA 95134 ENERGOUS CORPORATION To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR ALL of the following 1. Election of Directors Nominees: 01) Kathleen Bayless 02) Sheryl Wilkerson 03) Rahul Patel 04) Reynette Au For All Withhold All For All Except The Board of Directors recommends you vote FOR proposal 2. 2. To ratify the appointment of Marcum LLP as our independent registered public accounting firm for 2022. NOTE: To transact such other business as may properly come before the annual meeting and any adjournments or postponements thereof. Abstain Against For Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D85725-P73484 ENERGOUS CORPORATION Proxy for Annual Meeting of Stockholders June 15, 2022 10:00 a.m. Pacific Time This proxy is solicited by the Board of Directors The undersigned hereby appoints Cesar Johnston and William Mannina, and each of them, with the power to act without the other and with full power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the reverse side, all of the shares of Common Stock of Energous Corporation which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of Energous Corporation to be held on June 15, 2022 at 10:00 a.m. Pacific Time online or any adjournment thereof, with all powers which the undersigned would possess if present at the meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side